United States

Securities and Exchange Commission

Washington, D.C. 20549

Schedule 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant	Filed by a Party other than the Registrant

Check the appropriate box:
Preliminary Proxy Statement
Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))
Definitive Proxy Statement
Definitive Additional Materials
Soliciting Material Pursuant to Section 240.14a-12

Louisiana-Pacific Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (check the appropriate box):
No fee required.
Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:
(2) Aggregate number of securities to which transaction applies:
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4) Proposed maximum aggregate value of transaction:
(5) Total fee paid:
Fee paid previously with preliminary materials.
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1) Amount Previously Paid: (2) Form, Schedule or Registration Statement No.: (3) Filing Party: (4) Date Filed:

PROXY STATEMENT AND NOTICE TO STOCKHOLDERS OF ANNUAL MEETING	414 Union Street, Suite 2000 Nashville, Tennessee 37219 (615) 986-5600 LP is a trademark of Louisiana-Pacific Corporation.

W. BRADLEY SOUTHERN

DIRECTOR & CHIEF
EXECUTIVE OFFICER

+10%

SMARTSIDE STRAND
REVENUE GROWTH IN A
FLAT HOUSING MARKET

Positive
OSB EBITDA

AT THE BOTTOM OF
THE OSB PRICE CYCLE

$159MILLION

CASH FLOW FROM

OPERATIONS

“On behalf of our Board of Directors, I thank you for your continued confidence and support of the work we do every day.”

Dear Stockholder:

On behalf of the Board of Directors of Louisiana-Pacific Corporation (“LP”), thank you for your investment and continued confidence in LP. I cordially invite you to attend our Annual Meeting of Stockholders. The meeting will be held on May 22, 2020, at 7:30 a.m., Central time, at LP’s Corporate Headquarters, 414 Union Street, Suite 2000, Nashville, Tennessee 37219.*

At this year’s meeting, you will be asked to vote on (1) the election of two directors, (2) the ratification of the appointment of LP’s independent registered public accounting firm for 2020 and (3) the approval, on a non-binding, advisory basis, of named executive officer compensation. Our Board of Directors unanimously recommends a vote for each of the directors and for Items 2 and 3. Action may also be taken on any other matters that may properly come before the meeting.

Regardless of the number of shares you own, your vote is important. Whether or not you expect to attend the meeting, we urge you to vote promptly according to the instructions in the Notice of Internet Availability of Proxy Materials you received by mail or in the proxy statement.

Sincerely,

W. Bradley Southern

April 9, 2020

*	We are actively monitoring the public health and travel concerns relating to the coronavirus (COVID-19) and the protocols that federal, state, and local governments may impose. In the event it is not possible or advisable to hold the 2020 Annual Meeting of Stockholders in person, we will announce alternative arrangements for the meeting, which may include a change in venue or holding the meeting by means of remote participation. Please monitor LP’s website at www.lpcorp.com under the heading “Investor Relations” for updated information. If you are planning to attend the meeting, please check the website one week prior to the meeting date. As always, we encourage you to vote your shares prior to the 2020 Annual Meeting of Stockholders.

MAY 22, 2020 7:30 a.m. Central Time Place* LP’s Corporate Headquarters 414 Union Street, Suite 2000 Nashville, Tennessee 37219

ITEMS OF BUSINESS:

The 2020 Annual Meeting of Stockholders will be held for the following purposes:

1.	To elect two Class II Directors;
2.	To ratify the appointment of Deloitte & Touche LLP as LP’s independent registered public accounting firm for 2020;
3.	To approve, on a non-binding, advisory basis, named executive officer compensation; and
4.	To transact such other business as may properly come before the meeting, or any postponement or adjournment thereof.

By Order of the Board of Directors,

Nicole Daniel

SVP, General Counsel & Secretary

Nashville, Tennessee

April 9, 2020

NOTICE

of Annual Meeting of Stockholders

WHO MAY VOTE:

Only stockholders of record at the close of business on March 26, 2020 are entitled to notice of, and to vote at, the 2020 Annual Meeting of Stockholders.

In accordance with the General Corporation Law of the State of Delaware, a complete list of the holders of record of LP’s Common Stock entitled to vote at the meeting will be open to examination, during ordinary business hours, at LP’s Corporate Headquarters located at 414 Union Street, Suite 2000, Nashville, Tennessee 37219, for the ten days preceding the meeting, by any LP stockholder for any purpose related to the meeting.

ADMISSION:

Admission to the 2020 Annual Meeting of Stockholders will be by ticket. The Notice of Internet Availability of Proxy Materials you received in the mail regarding the meeting will serve as your admission ticket. If you are a stockholder whose shares are held through an intermediary such as a bank or broker and you wish to attend the meeting, you may also obtain an admission ticket by presenting proof of share ownership, such as a bank or brokerage account statement, at the meeting entrance.

REVIEW YOUR PROXY STATEMENT AND VOTE IN ONE OF THREE WAYS:
Whether or not you expect to attend the meeting, please vote as soon as possible according to the instructions in the Notice of Internet Availability of Proxy Materials you received by mail or, if you requested a paper copy of the proxy statement, on your enclosed proxy card. You may revoke your proxy by following the instructions listed on Page 7 of the proxy statement.	DATE Friday May 22, 2020	TIME 7:30 a.m. Central Time	PLACE LP’s Corporate Headquarters 414 Union Street, Suite 2000 Nashville, Tennessee 37219

*	We are actively monitoring the public health and travel concerns relating to the coronavirus (COVID-19) and the protocols that federal, state, and local governments may impose. In the event it is not possible or advisable to hold the 2020 Annual Meeting of Stockholders in person, we will announce alternative arrangements for the meeting, which may include a change in venue or holding the meeting by means of remote participation. Please monitor LP’s website at www.lpcorp.com under the heading “Investor Relations” for updated information. If you are planning to attend the meeting, please check the website one week prior to the meeting date. As always, we encourage you to vote your shares prior to the 2020 Annual Meeting of Stockholders.

www.lpcorp.com

LOUISIANA-PACIFIC CORPORATION • 2020 PROXY STATEMENT    4

Back to Contents

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on May 22, 2020

In accordance with Securities and Exchange Commission (the “SEC”), we are mailing to many of our stockholders a Notice of Internet Availability of Proxy Materials instead of a paper copy of each of the Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2019. The Notice of Internet Availability of Proxy Materials contains instructions on how stockholders can access the proxy materials over the Internet as well as how stockholders can receive a paper copy of our proxy materials, including the Proxy Statement, the Annual Report on Form 10-K for the year ended December 31, 2019 and a form of proxy card. The Proxy Statement and form of proxy card accompanying this notice are being furnished to stockholders on or about April 9, 2020. On written request, LP will provide, without charge, a copy of its Annual Report on Form 10-K for the year ended December 31, 2019 filed with the Securities and Exchange Commission (including the financial statements and a list briefly describing the exhibits thereto) to any record holder or beneficial owner of LP’s Common Stock on March 26, 2020, the record date for the 2020 Annual Meeting, or to any person who subsequently becomes such a record holder or beneficial owner. The report will be available for mailing in late April 2020. Requests should be mailed via first class U.S. postage to: Corporate Affairs, Louisiana-Pacific Corporation, 414 Union Street, Suite 2000, Nashville, Tennessee 37219.

LOUISIANA-PACIFIC CORPORATION  • 2020 PROXY STATEMENT    5

Back to Contents

PROXY STATEMENT

Louisiana-Pacific Corporation, a Delaware corporation (“LP”), is soliciting proxies on behalf of its Board of Directors (“Board”) to be voted at the 2020 Annual Meeting of Stockholders (including any postponement or adjournment of the meeting). This proxy statement and the accompanying proxy card are first being distributed to stockholders beginning on April 9, 2020.

PROPOSALS AND BOARD RECOMMENDATIONS

The 2020 Annual Meeting of Stockholders of LP will be held at LP’s Corporate Headquarters, 414 Union Street, Suite 2000, Nashville, Tennessee, 37219* on Friday, May 22, 2020, at 7:30 a.m. Central time. At the time this proxy statement was printed, management knew of only the following three items of business to be presented at the 2020 Annual Meeting of Stockholders, as listed in the Notice of Internet Availability of Proxy Materials (further described under “Voting Procedure” below).

— PROPOSAL 1 –	TO ELECT TWO CLASS II DIRECTORS

The LP Board recommends a vote “FOR” the election of two Class II Director nominees, Mr. Landgraf and Mr. Macadam, both of whom are current members of the Board. Mr. Landgraf is an independent director and serves as the Chairman of the Finance and Audit Committee (“Audit Committee”) and as a member of the Executive Committee and the Compensation Committee. Mr. Macadam is an independent director and serves as a member of the Audit Committee and Environmental, Quality and Compliance Committee (“EQC Committee”). Additional biographical information regarding each nominee may be found below under “Director Nominees.”

— PROPOSAL 2 –	TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS LP’S

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2020

The LP Board recommends a vote “FOR” the ratification of the appointment of Deloitte & Touche LLP as LP’s independent registered public accounting firm for 2020. Additional information regarding the independent registered public accounting firm may be found below under “Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm for 2020.”

— PROPOSAL 3 –	TO APPROVE, ON A NON-BINDING, ADVISORY BASIS, NAMED EXECUTIVE OFFICER COMPENSATION

The LP Board recommends a vote “FOR” the approval of 2019 named executive officer compensation. We provide our stockholders an opportunity to cast a non-binding, advisory vote on the compensation of our named executive officers. We believe that our executive compensation programs must attract, retain and motivate our management team to lead our company to sustainable financial performance that furthers the long-term interests of LP and its stockholders. Stockholders approved the 2018 named executive officer compensation at the 2019 Annual Stockholders meeting by a favorable vote of 91 percent of the votes cast. Additional information regarding executive compensation may be found below under “Compensation of Executive Officers.”

*	We are actively monitoring the public health and travel concerns relating to the coronavirus (COVID-19) and the protocols that federal, state, and local governments may impose. In the event it is not possible or advisable to hold the 2020 Annual Meeting of Stockholders in person, we will announce alternative arrangements for the meeting, which may include a change in venue or holding the meeting by means of remote participation. Please monitor LP’s website at www.lpcorp.com under the heading “Investor Relations” for updated information. If you are planning to attend the meeting, please check the website one week prior to the meeting date. As always, we encourage you to vote your shares prior to the 2020 Annual Meeting of Stockholders.

LOUISIANA-PACIFIC CORPORATION  • 2020 PROXY STATEMENT    6

Back to Contents

VOTING PROCEDURE

As allowed by rules and regulations of the SEC, we are providing access to this proxy statement by internet. You will not receive a paper copy of this proxy statement by mail unless you request it. Instead, you were sent a Notice of Internet Availability of Proxy Materials providing instructions on how to view this proxy statement and vote your proxy by internet.

If you requested a paper copy of this proxy statement, a proxy card is enclosed for your use. To vote by mail, please sign, date, and return the proxy card promptly. For your convenience, a return envelope is enclosed, which requires no postage if mailed in the United States. You may indicate your voting instructions on the proxy card in the spaces provided. Properly completed proxies will be voted as instructed. If you return a proxy without indicating voting instructions, your shares will be voted in accordance with the recommendations of the Board for the directors nominated in Item 1 and for Item 2 and Item 3 listed in the Notice of Internet Availability of Proxy Materials.

If you vote your proxy prior to the meeting, you may revoke it (1) by filing either a written notice of revocation or a properly signed proxy bearing a later date with the Secretary of LP at any time before the meeting, (2) by voting in person at the 2020 Annual Meeting of Stockholders, or (3) by following the instructions in the Notice of Internet Availability of Proxy Materials.

If shares are held for your account in the Automatic Dividend Reinvestment Plan administered by Computershare Trust Company, N.A., all your shares held in the plan will be voted in the same manner as shares you vote by proxy. If you do not vote by proxy, the shares held for your account in the plan will not be voted.

Only stockholders of record at the close of business on March 26, 2020, are entitled to receive notice of the 2020 Annual Meeting of Stockholders and to vote at the 2020 Annual Meeting of Stockholders. At the record date, there were 112,169,099 shares of common stock of LP, $1 par value (“Common Stock”), outstanding. Each share of Common Stock is entitled to one vote on each matter to be acted upon. A majority of the outstanding shares of Common Stock represented at the meeting will constitute a quorum. Additional information concerning holders of outstanding Common Stock may be found under the heading “Holders of Common Stock” below.

The Board has adopted a confidential voting policy which provides that the voting instructions of stockholders are not to be disclosed to LP except (a) in the case of communications intended for management, (b) in the event of certain contested matters or (c) as required by law. Votes will be tabulated by independent tabulators and summaries of the tabulation will be provided to management.

Banks and brokers acting as nominees for beneficial owners are not permitted to vote proxies with regard to Items 1 and 3 on behalf of beneficial owners who have not provided voting instructions to the nominee (a “broker non-vote”), making it especially important that, if you hold your shares in “street name,” you send your broker your voting instructions.

LOUISIANA-PACIFIC CORPORATION  • 2020 PROXY STATEMENT    7

Back to Contents
PROPOSAL 1 ELECTION OF DIRECTORS

— GENERAL

We have a professionally diverse and independent Board. The Board currently has nine members, consisting of our CEO and eight independent directors. LP’s Bylaws provide for a classified Board consisting of three classes. The term of our Class II directors will expire at the 2020 Annual Meeting; the term of our Class III directors will expire at the 2021 annual meeting of stockholders; and the term of our Class I directors will expire at the 2022 annual meeting of stockholders.

Stockholders are being asked to vote on the election of two Class II directors, Mr. Landgraf and Mr. Macadam, to serve until the 2023 annual meeting of stockholders and until their successors are duly elected and qualified. Mr. Cook, who currently serves as Chairman of the Board, will not be standing for re-election at the 2020 Annual Meeting, and therefore, the size of the Board will be reduced from nine to eight members at the 2020 Annual Meeting.

The Board has determined that each of Mr. Landgraf and Mr. Macadam (i) has no material relationship with LP (either directly or as a partner, stockholder, officer or director of an organization that has a relationship with LP) other than his service as a director of LP, and (ii) is independent under the listing standards adopted by the New York Stock Exchange (the “NYSE”).

— MAJORITY VOTE STANDARD FOR ELECTION OF DIRECTORS

Your shares represented by a properly completed and returned proxy card will be voted “FOR” the election of the two nominees named above unless you specify otherwise (Item 1 on the proxy card). If any nominee becomes unavailable to serve your proxy will be voted for a substitute nominee designated by the Board. Each nominee who receives the affirmative vote of a majority of the total votes cast on their election will be elected, meaning that the number of shares voted for a director’s election exceeds the number of votes cast against that director’s election. Shares not voted on the election of a nominee, whether because of an abstention, the record holder fails to return a proxy, or a broker non-vote occurs, will not count in determining the total number of votes cast on their election.

Set forth below is certain information about the background, skills and expertise of each director nominated for election relevant to their service as a director, as well as certain information about the background, skills and expertise of the other members of the Board whose terms of office will continue beyond the 2020 Annual Meeting of Stockholders. The summary of qualifications that the Nominating and Governance Committee (“Governance Committee”) uses in its review of director qualifications is described below under “Corporate Governance – Consideration of Director Nominees” following the individual director biographical information below.

THE NOMINEES HAVE BEEN RECOMMENDED TO THE BOARD BY THE GOVERNANCE COMMITTEE OF THE BOARD. THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE TWO NOMINEES IDENTIFIED BELOW.

LOUISIANA-PACIFIC CORPORATION  • 2020 PROXY STATEMENT    8

Back to Contents
—	NOMINEES FOR DIRECTOR

(For Three-Year Terms Expiring at the 2023 Annual Meeting)

Age 73 Director since: November 2011 INDEPENDENT DIRECTOR	KURT M. LANDGRAF

President of Washington College

Background: Mr. Landgraf has served as President of Washington College, a private, independent liberal arts college located in Chestertown, Maryland since July 1, 2017. Previously, he was President and Chief Executive Officer of Educational Testing Service, a non-profit organization that provides testing for education institutions, businesses and governments, from August 2000 until his retirement on December 31, 2013. Prior to Educational Testing Service, he was Executive Vice President and Chief Operating Officer of DuPont de Nemours, Inc. (NYSE: DD) (“DuPont”), where he had previously held a number of senior leadership positions, including Chief Financial Officer. Mr. Landgraf is also a director of Corning Incorporated (NYSE: GLW) and he was previously a director of IKON Office Solutions, Inc., which formerly traded on the NYSE under the ticker symbol IKN, until it merged with Ricoh Company Ltd. on October 31, 2008. He has chaired the National Pharmaceutical Council, United Way of Delaware, the Delaware Association for Rights of Citizens with Mental Retardation and the Delaware CarePlan. Mr. Landgraf graduated from Wagner College with a bachelor’s degree in economics and business administration and holds a M.A. in economics from Pennsylvania State University; a M.Ed, in educational administration from Rutgers University; and a M.S. in sociology from Western Michigan University. He is a graduate of the Harvard Business School Advanced Management Program, has received four honorary doctorates, and has taught college-level economics, sociology, and labor relations at a range of institutions.

Skills and Expertise: Mr. Landgraf was selected to serve as a director because he possesses valuable financial expertise and operations skills and experience, represented by his positions as the Chief Financial Officer and Chief Operating Officer of DuPont. His knowledge and skills also bring LP significant experience with capital markets transactions and investment in both public and private companies. The Board also considered Mr. Landgraf’s prior experience with global industrial and technology-dependent businesses, which provides LP with informed judgment and a unique history for risk assessment that makes him particularly well-suited to serve as a director of LP.

Committees: Audit Committee (Chair), Executive Committee, Compensation Committee

Age 59 Director since: February 2019 INDEPENDENT DIRECTOR	STEPHEN E. MACADAM

Retired Chief Executive Officer of EnPro Industries, Inc.

Background: Mr. Macadam served as Chief Executive Officer and President of EnPro Industries, Inc. (NYSE: NPO), a manufacturing company (“Enpro”), from April 2008 to July 2019. He served as Vice Chairman of the board of directors of EnPro from 2008 until his retirement effective February 29, 2020. Prior to joining EnPro, he was Chief Executive Officer of BlueLinx Holdings Inc. (NYSE: BXC), a building products wholesaler, from October 2005 to March 2008. Mr. Macadam was President and Chief Executive Officer of Consolidated Container Company, a plastic packaging manufacturer, from 2001 to 2005. From March 1998 until August 2001 he held executive positions with Georgia-Pacific Corporation, which traded on the NYSE under the ticker symbol GP prior to its acquisition by Koch Industries, Inc. in 2005. Mr. Macadam held positions of increasing responsibility with McKinsey & Company, Inc., a global management and consulting firm, from 1988 until 1998, culminating in the role of principal in charge of its Charlotte, NC operation. Mr. Macadam currently serves on the board of directors for Veritiv (NYSE: VRTV) beginning February 18, 2020. Mr. Macadam has also served on the board of directors for Valvoline Inc. (NYSE: VVV) since 2016. He previously served as a director for Axiall Corporation, which traded on the NYSE under the ticker symbol AXLL prior to its acquisition by Westlake Chemical Corporation (NYSE: WLK) in 2016, from 2009 to 2014. Mr. Macadam received a B.S. in mechanical engineering from the University of Kentucky, an M.S. in finance from Boston College and an M.B.A. from Harvard University, where he was a Baker Scholar.

Skills and Expertise: Mr. Macadam was selected to serve as a director because of his valuable financial expertise and his experience and knowledge in the areas of corporate governance, industrial products manufacturing, building products, product distribution, and procurement. The Board also believes that Mr. Macadam’s extensive experience leading publicly traded companies make him particularly well-suited to serve as a director of LP.

Committees: Audit Committee, EQC Committee

LOUISIANA-PACIFIC CORPORATION • 2020 PROXY STATEMENT	9

Back to Contents
—	CONTINUING DIRECTORS

The current members of the Board whose terms of office will continue beyond the 2020 Annual Meeting of Stockholders are listed below. The Board has determined that each continuing director named below, other than Mr. Southern, (i) has no material relationship with LP (either directly or as a partner, stockholder, officer or director of an organization that has a relationship with LP) other than his or her service as a director of LP, and (ii) is independent under the listing standards adopted by the NYSE.

Age 46 Director since: 2016 – Current Term Expiring 2022 INDEPENDENT DIRECTOR	TRACY EMBREE

President of Cummins, Inc. Business Distribution Segment

Background: Ms. Embree has worked at Cummins Inc. (NYSE: CMI), a leader in the design, manufacture, distribution and service of diesel and alternative fuel engines and related technologies (“Cummins”), since 2000 and is currently President of Cummins’ Distribution Business Segment, and prior to leading the Distribution Business, she served as President of Cummins’ Components Group. Prior to her current role, Ms. Embree was President of Cummins Turbo Technologies. Since she joined Cummins, she has served in a variety of roles with increasing responsibility and leadership, including marketing and sales and manufacturing, and she has been a corporate Vice President of Cummins since 2011. Ms. Embree graduated from Massachusetts Institute of Technology with a Bachelor of Science in Chemical Engineering and holds an MBA from Harvard Business School. She is a board member of the Cummins Foundation.

Skills and Expertise: The Board selected Ms. Embree to serve as a director based upon a number of considerations, including her experience in formulating corporate strategy, implementing new market strategies, sales, and operations for a global business. The Board believes that her leadership experience in these areas make her particularly well-suited to serve as a director of LP.

Committees: Audit Committee, EQC Committee

Age 63 Director since: 2006 – Current Term Expiring 2022 INDEPENDENT DIRECTOR	LIZANNE C. GOTTUNG

Retired EVP-Senior Adviser to the CEO/Chairman of Kimberly-Clark Corporation

Background: Ms. Gottung retired from Kimberly-Clark Corporation (NYSE: KMB) in 2017 as EVP-Senior Adviser to the CEO/Chairman of Kimberly-Clark Corporation. Prior to that appointment, Ms. Gottung served as Senior Vice President and Chief Human Resources Officer of Kimberly-Clark Corporation from 2002. She has held a variety of human resources, manufacturing and operational roles of increasing responsibility with Kimberly-Clark Corporation over the past 25 years. Ms. Gottung graduated from State University of New York at Albany with a bachelor’s degree in Business Administration.

Skills and Expertise: The Board selected Ms. Gottung to serve as a director based upon a number of considerations, including her experience in labor relations and human resources in a large publicly held corporation. The Board believes that her extensive experience in leading, designing and implementing human capital strategies including compensation and benefits, both domestically and globally, talent management, diversity and inclusion, organizational effectiveness and corporate health services make her particularly well-suited to serve as a director of LP.

Committees: EQC Committee, Compensation Committee

LOUISIANA-PACIFIC CORPORATION • 2020 PROXY STATEMENT	10

Back to Contents
Age 56 Director since: June 2019 – Current Term Expiring 2021 INDEPENDENT DIRECTOR	F. NICHOLAS GRASBERGER III

Chairman and Chief Executive Officer of Harsco Corporation

Background: Mr. Grasberger is Chairman and Chief Executive Officer of Harsco Corporation (NYSE: HSC), a global market leader providing environmental solutions for industrial waste streams and innovative technologies for the rail and energy sectors (“Harsco”). He joined Harsco in 2013 as Chief Financial Officer and was appointed President and Chief Executive Officer in 2014. He became Chairman in October 2018. Prior to joining Harsco, he served as Managing Director of the Precision Polymers Division of Fenner PLC, which traded on the London Stock Exchange under the ticker symbol FENR prior to its acquisition by Compagnie Générale des Établissements Michelin in 2018. Earlier, he spent four years with Armstrong World Industries, Inc. (NYSE: AWI), first as Senior Vice President and Chief Financial Officer, and later as Executive Vice President of Building Products and Asia Pacific. Mr. Grasberger also held the positions of Vice President and Chief Financial Officer for Kennametal, Inc. (NYSE: KMT), and as Corporate Treasurer and Director of Corporate Planning at H. J. Heinz Company, which has since merged into the Kraft Heinz Company (NASDAQ: KHC). He started his career with USX Corporation (NYSE: X). Mr. Grasberger graduated from the University of Notre Dame with a bachelor’s degree in Business Administration and Finance, and from the University of Pittsburgh’s Katz Graduate School of Business with a master’s degree in Business Administration.

Skills and Expertise: The Board selected Mr. Grasberger as a director based upon his broad financial expertise and strong leadership experience. The Board believes that Mr. Grasberger’s significant record as a successful CEO will provide strategic insight to the Company, and makes him particularly well-suited to serve as a director of LP.

Committees: Audit Committee, EQC Committee

Age 69 Director since: 2016 – Current Term Expiring 2021 INDEPENDENT DIRECTOR	OZEY K. HORTON, JR.

Director Emeritus of McKinsey & Company

Background: Mr. Horton has been a Director Emeritus of McKinsey & Company, a global management and consulting firm, since 2011, when he retired after nearly 30 years with the firm. At McKinsey & Company, Mr. Horton worked in various practice areas around the globe, including Pulp, Paper and Packaging, Industrial, Change Management, Global Operations in Energy and Materials, and Basic Materials. Mr. Horton is a faculty member for McKinsey & Company’s leadership development program and also serves as an independent business advisor. Mr. Horton also serves as a director of Worthington Industries, Inc. (NYSE: WOR). Mr. Horton graduated from Duke University with a bachelor of science in civil and environmental engineering and an MBA from Harvard Business School.

Skills and Expertise: The Board selected Mr. Horton to serve as a director because of his extensive experience in global operations, strategic planning, merger and acquisition integration and change management. The Board believes that Mr. Horton’s broad understanding of the operational and strategic issues facing large global companies and his experience in both change management and merger and acquisition integration make him particularly well-suited to serve as a director of LP.

Committees: Governance Committee, Audit Committee

LOUISIANA-PACIFIC CORPORATION • 2020 PROXY STATEMENT	11

Back to Contents
Age 70 Director since: 2002 – Current Term Expiring 2022 INDEPENDENT DIRECTOR	DUSTAN E. MCCOY

Retired Chairman and Chief Executive Officer of Brunswick Corporation

Background: Mr. McCoy was Chairman and Chief Executive Officer and director of Brunswick Corporation (NYSE: BC), a market leader in the marine, fitness and billiards industries, from December 2005 until his retirement on February 29, 2016. He joined Brunswick Corporation in September 1999 and in addition to the roles above, also served as Vice President, General Counsel and Corporate Secretary until October 2000, and served as President of the Brunswick Boat Group from October 2000 to December 2005. In 1999, he served as Executive Vice President of Witco Corporation, which traded on the NYSE under the ticker symbol WIT prior to its merger with Crompton & Knowles in 1999, and prior to that served as Witco’s Senior Vice President, General Counsel and Corporate Secretary. Mr. McCoy is also a director of Freeport-McMoRan Inc. (NYSE: FCX) and YETI Holdings, Inc. (NYSE: YETI). Mr. McCoy graduated from Eastern Kentucky University with a bachelor’s degree in Political Science and a J.D from Salmon P. Chase College of Law at Northern Kentucky University.

Skills and Expertise: The Board selected Mr. McCoy to serve as a director because of his extensive experience in legal and compliance matters, and specifically his experience in corporate governance and disclosure matters for publicly traded companies. The Board believes that Mr. McCoy’s broad understanding of the operational, financial and strategic issues facing large global companies, his leadership and oversight in LP’s compliance matters, his leadership roles for companies producing both commodity and specialty products, and his valuable strategic advice to the Board and management in advancing LP’s interests make him particularly well-suited to serve as a director of LP.

Committees: Compensation Committee (Chair), Governance Committee

Age 60 Director since: 2017 – Current Term Expiring 2021	W. BRADLEY SOUTHERN

Chief Executive Officer of LP

Background: Mr. Southern has been Chief Executive Officer of LP since July 1, 2017. Mr. Southern served as Executive Vice President and Chief Operating Officer of LP from November 1, 2016 to June 30, 2017. Prior to that, Mr. Southern served as Executive Vice President and General Manager of Oriented Strand Board (“OSB”) in 2015 and Senior Vice President of Siding in 2012. Mr. Southern started with LP in 1999 and held multiple positions with increasing responsibilities before being named Vice President of Specialty Operations in 2004. Mr. Southern also serves as a director of Astec Industries, Inc. (NASDAQ: ASTE). Mr. Southern has a B.S. and a master’s degree in Forest Resources, both from the University of Georgia.

Skills and Expertise: The Board selected Mr. Southern as a director based upon a number of considerations, including his appointment as CEO of LP, his performance as an executive at LP and his long history and deep familiarity with LP’s operational matters. The Board also considered Mr. Southern’s expansive knowledge of the Forest Products industry in North and South America, together with his knowledge and experience in strategic planning, finance, accounting, specialty products and plant management. The Board also believes Mr. Southern is an effective liaison between the Board and management.

Committees: Executive Committee, EQC Committee

LOUISIANA-PACIFIC CORPORATION • 2020 PROXY STATEMENT	12

Back to Contents
—	DIRECTORS NOT STANDING FOR RE-ELECTION

Set forth below is information about our director who is not standing for re-election at the 2020 Annual Meeting.

Age 75 Director since: 2000 – Current Term Expiring 2020 INDEPENDENT DIRECTOR	E. GARY COOK

Retired Chairman, President and Chief Executive Officer of Witco Corporation

Background: Mr. Cook became a director of LP in 2000 and was appointed Chairman of the Board of Directors on November 1, 2004. Mr. Cook was Chairman, President and Chief Executive Officer of Witco Corporation, which traded on the NYSE under the ticker symbol WIT prior to its merger with Crompton & Knowles Corporation in 1999, from 1996 until his retirement in 1999. Until 1996, he was President, Chief Operating Officer, and a director of Albemarle Corporation (NYSE: ALB). Prior to the spin-off of Albemarle Corporation from Ethyl Corporation, which traded on the NYSE under the ticker symbol EY prior to its conversion to a subsidiary of NewMarket Corporation (NYSE: NEU) in 2004, he served as President of the Chemicals Group, Senior Vice President and director of Ethyl Corporation. Mr. Cook was a long-time employee and officer of the DuPont de Nemours, Inc. (NYSE:DD). Mr. Cook graduated from the University of Virginia with a Bachelor of Science in Chemistry and holds a Ph.D. in Chemistry from Virginia Polytechnic Institute & University.

Skills and Expertise: Mr. Cook was selected to serve as a director because of his leadership abilities and broad experience in specialty and commodity products. The Board believes that Mr. Cook’s significant expertise in finance, capital markets and mergers and acquisitions, as well as his significant leadership capabilities in developing and maintaining a strong, diverse and independent Board with committees that work effectively to protect the integrity of the corporation as well as stockholder interests, make him particularly well-suited to serve as a director of LP. Mr. Cook serves as the non-Executive Chairman, the Chair of the Executive Committee and Governance Committee, and as a member of the Compensation Committee.

Committees: Executive Committee (Chair), Governance Committee, Compensation Committee

LOUISIANA-PACIFIC CORPORATION • 2020 PROXY STATEMENT	13

Back to Contents
—	CORPORATE GOVERNANCE

Current Board Composition

Principles of Corporate Governance

Strong corporate leadership of the highest ethics and integrity has long been a major focus of LP’s Board and management. The key tenets of LP’s Corporate Governance Principles include the following:

•	The Board elects the director who serves as Chairman of the Board, who may be the CEO or any other director. Currently, an independent director serves as Chairman of the Board. The Chairman of the Board has been designated to preside at Board meetings and executive sessions so long as he or she is an independent director. In the Chairman’s absence, the Board would designate another independent director to preside at these meetings.
•	A majority of the members of the Board and all members of the Audit, Compensation, and Governance Committees must be independent. To be considered independent under LP’s Corporate Governance Principles, a director must:

–	meet the applicable standards imposed by the SEC and the NYSE;
–	be independent of management and LP and free of any relationship that may interfere with the exercise of his or her independent judgment as a director;
–	have not been an officer or employee of LP (including its subsidiaries or affiliates) at any time in the past five years; and
–	have no material relationship with LP (either directly or as a partner, shareholder or officer of an organization that has a relationship with LP) as affirmatively determined by action of the Board.

•	The Board has determined that each current director other than Mr. Southern is independent under the standards listed above. LP’s independence standards are available on its website at www.lpcorp.com by clicking on “About LP,” then “Investor Relations,” then “Corporate Governance,” together with the rest of LP’s Corporate Governance Principles, as summarized below.
•	The independent directors meet in executive session without management present in connection with each quarterly Board meeting.
•	Following any material change in his or her principal occupation or business association, including retirement from any such other occupation or association, that director must immediately tender his or her resignation for consideration by the Board, which may choose not to accept it.
•	Directors must retire as of the date of the next annual meeting of stockholders after attaining age 75.
•	Directors are provided with orientation and continuing education opportunities on an ongoing basis relating to performance of their duties as directors.
•	The composition, structure, purpose, responsibilities and duties of each of the standing Board committees other than the Executive Committee are set forth in written charters approved from time to time by the Board.
•	The Board and each of the Board committees have authority to engage outside advisers, including an independent compensation consultant and outside legal counsel, who are independent of management to provide expert or legal advice to the directors.
•	The Governance Committee oversees annual evaluations of the operations and effectiveness of the Board and its committees in governing LP, and communicates the results of these evaluations to the full Board.
•	Each director must receive a majority of the stockholder votes cast in uncontested elections of directors.

LOUISIANA-PACIFIC CORPORATION • 2020 PROXY STATEMENT     14

Back to Contents
•	LP has adopted both a Code of Business Conduct and Ethics and a Code of Ethics for Senior Financial Officers.

–	The Code of Business Conduct and Ethics is applicable to all directors, officers, and employees and addresses, among other matters, conflicts of interest, corporate opportunities, confidentiality, fair dealing, protection and proper use of company assets, legal and regulatory compliance, and reporting of illegal or unethical behavior.
–	The Code of Ethics for Senior Financial Officers, including the CEO, relates to conflicts of interest and full, fair and accurate financial reporting.
–	Directors and executive officers may be granted waivers of either code only by a decision of the Board (or a Board committee to which this responsibility is delegated), which will be promptly disclosed to LP’s stockholders by posting on LP’s website at www.lpcorp.com. In 2019, there were no waiver requests.

•	LP’s CEO is responsible for maintaining a succession-planning process with respect to top management positions and must report to the Board at least annually regarding specific assessments and recommendations.
•	The Board has adopted stock ownership guidelines for both directors and executive officers. The guidelines specify target amounts of share ownership. Each outside director is expected to acquire and hold a number of shares equal in value to five times the regular annual cash retainer for directors within five years of joining the Board. For 2019, all of the directors met the guidelines. The guidelines for executive officers are discussed under the heading “Additional Policies and Guidelines Affecting Executive Compensation.”

Current copies of LP’s Corporate Governance Principles, Code of Business Conduct and Ethics, and Code of Ethics for Senior Financial Officers are available on LP’s website at www.lpcorp.com by clicking on “About LP,” then “Investor Relations,” then “Corporate Governance.” Any amendments to either code will also be posted at www.lpcorp.com. Copies of any of these documents may also be obtained free of charge by writing to Corporate Affairs, Louisiana-Pacific Corporation, 414 Union Street, Suite 2000, Nashville, Tennessee 37219.

Prohibition on Hedging

LP’s Insider Trading Policy prohibits LP’s directors, executive officers, and certain employees at LP from engaging in short-term, hedging or speculative transactions involving LP Common Stock. LP maintains this policy because such transactions, which might be considered short-term bets on the movements of LP Common Stock, could create the appearance that the person is trading on insider information. In addition, hedging transactions may permit a director, executive officer, or manager of LP to continue to own securities of LP obtained through employee benefit plans or otherwise but without the full risks and rewards of ownership. When that occurs, the person may no longer have the same objectives as LP’s other shareholders.

Under LP’s Insider Trading Policy, the following hedging and monetization transactions with respect to LP securities are prohibited:

•	buying and selling options (“put” or “call”);
•	entering into forward sale contracts;
•	prepaid variable forwards;
•	equity swaps;
•	collars; and
•	exchange funds.

The Board Leadership Structure

The members of the Board have a diverse set of skills and experiences and all of the members, except our CEO, are independent. While our Board’s Corporate Governance Principles provide flexibility in who may serve as Chairman of the Board, the Board currently maintains a separate Chairman position to enhance the Board’s independence and effectiveness. The Board has full access to the experience and insight of the CEO, as he is a member of the Board.

The Chairman’s current duties include: preparing agendas for Board meetings in consultation with other directors and management; chairing meetings of the Board and executive sessions of the independent directors; chairing meetings of the Executive Committee; leading the independent directors in periodic reviews of the performance of the CEO; keeping directors informed by timely distribution of information; serving as liaison between independent directors and the CEO; and recommending independent outside advisors who report directly to the Board on material issues.

Oversight of Risk

The directors are elected representatives of the stockholders and act as fiduciaries on their behalf. In performing its general oversight function, the Board reviews and assesses LP’s strategic and business planning as well as management’s approach to addressing significant risks. All committees report directly to the Board regularly, and all committee minutes are distributed for review by the entire Board. Additionally, the Board and committees are authorized to retain independent advisers, including attorneys or other consultants, to assist in their oversight activities.

As set out in LP’s Corporate Governance Principles, it is the responsibility of the CEO, and of executive management under the CEO’s direction, to:

•	operate and manage the business of LP on a day-to-day basis in a competent and ethical manner to produce value for the stockholders;
•	regularly inform the Board of the status of LP’s business operations,
•	engage in strategic planning;
•	prepare annual operating plans and budgets; and
•	oversee risk management and financial reporting.

LOUISIANA-PACIFIC CORPORATION • 2020 PROXY STATEMENT     15

Back to Contents

The Board fulfills its oversight responsibilities as set out in the Corporate Governance Principles on behalf of the stockholders and in furtherance of LP’s long-term health. The Board’s role does not involve managing the daily complexities of business transactions. The current leadership structure provides directors with significant information related to risks faced by LP, as well as an opportunity to synthesize, discuss and consider these risks independent of management and to provide guidance to management.

As part of its oversight responsibilities, the Board and its committees are involved in the oversight of risk management of LP. It does so in part through its review of findings and recommendations by LP’s Risk Management Council, the participants of which are executives and/or functional department leaders in the areas of risk management, finance, internal audit, legal and compliance, information technology (including cyber-security), environmental, and product quality, all of whom supervise day-to-day risk management throughout LP. The purpose of the Risk Management Council is to help the CEO assess the effectiveness of LP’s identification and handling of risks. The Board and its committees have direct access to financial and compliance leaders on a quarterly basis or more frequently if requested. Further, the Board is provided a comprehensive report as to the Council’s risk mapping efforts, as well as management’s efforts to mitigate and transfer risk.

The Board committees consider risks within their areas of responsibilities under each of their charters. The Audit Committee is responsible for the following risk oversight functions:

•	overseeing LP’s enterprise risk management program, which includes consideration of operational risks, cyber-security risks, and financial risk related to accounting matters, financial reporting and legal and regulatory compliance;
•	reviewing various guidelines for cash, credit and liquidity measures;
•	reviewing risks related to financial disclosures and reporting; and
•	reviewing the audit risk assessment identifying internal controls and risks that affect the audit plan for the coming year.

The Governance Committee is responsible for oversight of risk related to various regulatory changes and trends related to corporate governance, including Board member selection and maintaining appropriate corporate governance principles and guidelines, as well as overseeing annual evaluations to assess Board and committee effectiveness.

The EQC Committee is responsible for oversight of risk related to (i) quarterly written reports it receives from functional leaders responsible for compliance, including LP’s Senior Vice President of Manufacturing Services, the Director of Internal Audit and the Director of Compliance and (ii) various allegations made through the anonymous hotline.

The Compensation Committee is responsible for oversight of risk relating to employment policies and LP’s compensation and benefits systems and annually reviewing these policies and practices to determine whether they are reasonably likely to have a material adverse effect on LP.

—	BOARD AND COMMITTEE MEETINGS

During 2019, each director attended at least 75% of the total number of meetings of the Board and meetings held by all committees of the Board on which he or she served during his or her tenure on the Board or such committees. The Board held six meetings in 2019. While LP does not have a policy regarding attendance by directors at LP’s annual meetings of stockholders, all directors serving on the Board at that time attended the 2019 Annual Meeting of Stockholders.

The Board’s committees and membership on each committee as of April 7, 2020 are set forth in the table below. Each committee shown below other than the Executive Committee has a written charter delineating its membership, duties and functions. Copies of the charters are available on LP’s website by clicking on “About LP,” then “Investor Relations,” and then “Corporate Governance” and may also be obtained by writing to the address listed above.

Name of Director	Audit	Compensation	Corporate Governance	EQC	Executive
E. Gary Cook
Tracy A. Embree
Lizanne C. Gottung
F. Nicholas Grasberger III
Ozey K. Horton, Jr.
Kurt M. Landgraf
Stephen E. Macadam
Dustan E. McCoy
W. Bradley Southern
2019 Meetings	5	4	3	4	0

= Committee member;	= Chairman

LOUISIANA-PACIFIC CORPORATION • 2020 PROXY STATEMENT     16

Back to Contents

Finance and Audit Committee

The Audit Committee is responsible for:

•	assisting the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of LP (including LP’s financial statements);
•	LP’s compliance with legal and regulatory reporting requirements;
•	oversight of LP’s enterprise risk management program and certain other risks, as described under the heading “Oversight of Risk” above;
•	receiving and reviewing regular reports regarding issues such as:

–	the status and findings of internal audits and audits being conducted by LP’s independent registered public accounting firm,
–	the status of material litigation,
–	significant accounting events,
–	accounting changes that could affect LP’s financial statements, and
–	proposed audit adjustments;

•	because of the importance of the integrity of our information technology systems to financial reporting, reviewing LP’s information technology platform and processes, as well as strategies, to prevent, detect and mitigate any cybersecurity threat; and
•	such other duties as directed by the Board.

Additionally, the Audit Committee has sole authority for the appointment, compensation and oversight of LP’s independent registered public accounting firm, including the approval of any significant non-audit relationship. To satisfy its various oversight responsibilities, the Audit Committee meets regularly with LP’s CFO, Director of Internal Audit, LP’s independent registered public accounting firm and other members of management, as needed.

The Audit Committee charter requires that each member of the Audit Committee must meet the qualification and independence requirements of the listing standards adopted by the NYSE and independence standards set forth in Rule 10A-3 under the Securities Exchange Act of 1934 (the “Exchange Act”). The Board has determined that each member of the Audit Committee has met such independence requirements.

We also have, and will continue to have, at least one member of the Audit Committee who has past employment experience in finance or accounting and requisite professional certification in accounting or other comparable experience that results in the individual’s financial sophistication. The Board of Directors has determined that Mr. Grasberger, Mr. Landgraf and Mr. Macadam are audit committee financial experts (as such term is defined under applicable rules of the SEC).

Compensation Committee

The Compensation Committee is responsible for:

•	assisting the Board in fulfilling its responsibility for oversight relating to the compensation of the executive officers of LP;
•	reviewing and approving the strategy and design of LP’s compensation and benefits systems;
•	making recommendations to the Board for incentive compensation and equity-based compensation plans, including specifically reviewing and making recommendations regarding the compensation of LP’s CEO and reviewing and approving salaries and incentive compensation of other executive officers;
•	administering LP’s equity and cash incentive compensation plans;
•	selecting and regularly reviewing the peer group used for benchmarking compensation for executive officers; and
•	oversight of certain risks related to LP’s employment practices and compensation as described under the heading “Oversight of Risk” above.

To assist it in satisfying these oversight responsibilities, the Compensation Committee has retained its own compensation consultant and meets regularly with management to understand the financial, human resources and shareholder implications of compensation decisions being made. The Compensation Committee chair also regularly meets between formal Compensation Committee meetings with management and the Compensation Committee’s consultant.

The Compensation Committee charter requires that each member of the Compensation Committee must qualify as an “independent director” under the listing standards adopted by the NYSE. The Board has determined that each member of the Compensation Committee has met such independence requirements.

LOUISIANA-PACIFIC CORPORATION • 2020 PROXY STATEMENT     17

Back to Contents

Environmental, Quality and Compliance Committee

The EQC Committee is responsible for the following:

•	reviewing the effectiveness of LP’s environmental management systems, ethics and compliance programs, product quality management systems, other legal compliance programs, and non-financial compliance audit work performed by LP’s internal audit group;
•	receiving and reviewing quarterly written reports directly from functional leaders responsible for compliance, including LP’s Senior Vice President of Manufacturing Services, the Director of Internal Audit and the Director of Compliance;
•	oversight of certain risks related to quarterly written compliance reports and LP’s anonymous hotline as described under the heading “Oversight of Risk” above, and
•	conducting an annual self-evaluation of its performance and satisfaction of its responsibilities under its charter and reporting its findings to the Board.

Additionally, LP’s Senior Vice President of Manufacturing Services, the Director of Internal Audit and the Director of Compliance report in person annually to the EQC Committee on a rotating basis and are generally available for other committee meetings, as needed. The Director of Compliance is a regular participant in EQC Committee meetings.

Nominating and Corporate Governance Committee

The Governance Committee is responsible for:

•	establishing procedures for selecting and evaluating potential nominees for director;
•	recommending qualifications for membership on the Board (including standards of independence for outside directors) to the Board;
•	considering and making recommendations to the Board regarding the size and diversity of the Board and Board committees, the selection of candidates for director, and the compensation of directors, including annual retainers, Board and committee meeting fees, deferred compensation, stock and option grants, and pension or retirement plans;
•	developing, and recommending for consideration by the Board, principles, guidelines, and procedures for other matters of corporate governance that may arise;
•	periodically reviewing LP’s Code of Business Conduct and Ethics and making any recommendations to the Board for changes as it deems appropriate;
•	oversight of certain risks related to corporate governance as described under the heading “Oversight of Risk” above; and
•	overseeing annual evaluations of the effectiveness of the Board, the operations of Board committees (including itself), and the contributions of individual directors.

The Governance Committee charter requires that each member of the Governance Committee must qualify as an “independent director” under the listing standards adopted by the NYSE. The Board has determined that each member of the Governance Committee has met such independence requirements.

—	CONSIDERATION OF DIRECTOR NOMINEES

The Board believes that all directors must possess a considerable amount of education and business management experience. The Board also believes that it is necessary for each of the Company’s directors to possess certain general qualities, while there are other skills and experiences that should be represented on the Board as a whole, but not necessarily by each individual director.

General qualities for all directors:		Specific experiences, qualifications and backgrounds to be represented on the Board as a whole:
•	Extensive executive leadership experience	•	Financial and/or accounting expertise
•	Excellent business judgment	•	Knowledge of international markets
•	High level of integrity and ethics	•	Chief executive officer/chief operating officer/chief financial officer experience
•	Original thinking	•	Extensive board experience
•	Strong commitment to LP’s goal of maximizing stockholder value	•	Diversity of skill, background and viewpoint

Under LP’s Corporate Governance Principles, the Governance Committee is responsible for determining the criteria for membership on the Board. The Governance Committee uses the results of annual evaluations of the Board and Board committees in evaluating the skills and attributes desired in new director candidates. The Corporate Governance Principles and the Governance Committee set forth the following criteria for membership on the Board:

•	directors must be persons of integrity, with significant accomplishments and recognized business stature, who will bring a diversity of perspectives to the Board;

LOUISIANA-PACIFIC CORPORATION • 2020 PROXY STATEMENT     18

Back to Contents
•	one or more directors should have significant experience in the type of industry and business in which LP operates;
•	experience in some capacity with publicly traded companies is a desirable attribute;
•	although the Board has not adopted a specific policy with regard to considering diversity in identifying director nominees, appropriate expertise, gender, cultural and geographical diversity should be reflected on the Board; and
•	directors must be able to commit the requisite time to prepare for and attend all regularly scheduled meetings of the Board and committees on which they serve, except when there are unavoidable business or personal conflicts.

Additionally, the Governance Committee believes it to be desirable for all new outside directors (as is true of all current outside directors) to qualify as independent under the listing standards adopted by the NYSE and applicable SEC rules. The Corporate Governance Principles recognize that LP’s CEO will normally be a director and that other senior officers may be elected to the Board in appropriate circumstances, as long as a majority of directors are independent as determined by the Board in accordance with the listing standards adopted by the NYSE.

As part of its annual self-assessment process, the Board and its committees determine the specific skill sets and necessary characteristics for an effective committee and the Board as a whole. If the Board, generally or through the Governance Committee, determines that a necessary skill set or perspective is absent, the Board will authorize an increase in the number of Board members.

In the event of a vacancy on the Board, the Governance Committee determines which skills should be sought in filling the vacancy and then each current director is asked to suggest names of potential director candidates based on the applicable criteria. The Governance Committee is also authorized by its charter to retain a third-party search firm to assist in identifying director candidates. As part of its search process for potential candidates for director, the Governance Committee considers a potential candidate’s ability to contribute to the diversity of personal and professional experiences, opinions, perspectives and backgrounds on the Board. After potential candidates are identified, the Governance Committee designates one or more directors to screen each potential candidate. Following that screening process, the Governance Committee (or a subcommittee) conducts in-person or telephone interviews with candidates warranting further consideration, and based on the results of those interviews, the Governance Committee recommends a candidate to the full Board for election, as well as alternative candidates whom the Board may wish to consider.

The Governance Committee will consider stockholders’ recommendations concerning nominees for director. Any such recommendation, including the name and qualifications of a nominee, may be submitted to LP at its corporate offices: Louisiana-Pacific Corporation, 414 Union Street, Suite 2000, Nashville, Tennessee 37219, to the attention of the Chairman of the Governance Committee. Stockholder-recommended candidates will be evaluated using the same qualities and criteria described above.

—	STOCKHOLDER NOMINATIONS FOR ELECTION OF DIRECTORS

LP’s Bylaws provide that nominations for election to the Board may be made by the Board or by any stockholder of record entitled to vote for the election of directors. Notice of a stockholder’s intent to make such a nomination must be given in writing, by personal delivery or certified mail, postage prepaid, to the Secretary of LP, and generally must include the following:

•	The name and address of such stockholder and each proposed nominee;
•	The class, series and number of shares of LP beneficially owned or owned of record by such stockholder;
•	A representation (i) that the stockholder is a record holder of Common Stock entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice and (ii) as to whether the stockholder intends to deliver a proxy statement and form of proxy to holders of at least the percentage of shares of LP entitled to vote and required to approve the nomination and, if so, identifying such stockholder;
•	A description of any (1) option, warrant, convertible security, stock appreciation right or other right or interest with an exercise or conversion privilege or a settlement payment or mechanism at a price related to securities of LP or with a value derived in whole or in part from the value of securities of LP, directly or indirectly held of record or owned beneficially by such stockholder and (2) each other direct or indirect right or interest that may enable such stockholder to profit or share in any profit derived from, or to manage the risk or benefit from, any increase or decrease in the value of LP’s securities (any such right or interest referred to in this paragraph, being a “Derivative Interest”)
•	Any proxy, contract, arrangement, understanding or relationship pursuant to which such stockholder has a right to vote any shares of LP or which has the effect of increasing or decreasing the voting power of such stockholder;
•	Any rights directly or indirectly held of record or beneficially by such stockholder to dividends on the shares of LP that are separated or separable from the underlying shares of LP;

LOUISIANA-PACIFIC CORPORATION • 2020 PROXY STATEMENT     19

Back to Contents
•	Any performance-related fees (other than an asset-based fee) to which such stockholder may be entitled as a result of any increase or decrease in the value of shares of LP or Derivative Interests;
•	Any other information relating to such stockholder or a proposed nominee that would be required to be disclosed in a proxy statement or other filing required pursuant to Section 14(a) of the Exchange Act to be made in connection with a general solicitation of proxies or consents by such stockholder in support of the nomination proposed to be brought before the meeting;
•	A description of any arrangements or understandings pursuant to which the nominations are to be made;
•	A completed written questionnaire with respect to the identity, background and qualification of the proposed nominee and the background of any other person or entity on whose behalf the nomination is being made;
•	A written representation and agreement (in the form provided by the Secretary upon written request) that the proposed nominee (1) is not and will not become a party to (x) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how the proposed nominee, if elected as a director of LP, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to LP or (y) any Voting Commitment that could limit or interfere with the proposed nominee’s ability to comply, if elected as a director of LP, with the proposed nominee’s fiduciary duties under applicable law, (2) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than LP with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein or subsequently disclosed to LP and (3) if elected as a director of LP, the proposed nominee would be in compliance and will comply, with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of LP; and
•	All other information regarding each nominee as would be required to be included in LP’s proxy statement if the person had been nominated by the Board (including such nominee’s written consent to be named in the proxy statement as a nominee and to serve as a director if elected).

The notice must be delivered at least 45, and no more than 75, calendar days prior to the first anniversary of the initial mailing date of LP’s proxy materials for the preceding year’s annual meeting of stockholders. For the 2021 Annual Meeting of Stockholders, this notice must be received by LP at its corporate offices: Louisiana-Pacific Corporation, 414 Union Street, Suite 2000, Nashville, Tennessee 37219, no later than February 23, 2021.

—	COMMUNICATIONS BETWEEN THE BOARD AND STOCKHOLDERS, EMPLOYEES OR OTHER INTERESTED PARTIES

LP will promptly forward to the Chairman of the Board any letter or other written communication sent to the Board or any individual director or group of directors, as long as the communication is delivered by certified mail or courier service addressed to LP’s Corporate Secretary at its corporate offices: Louisiana-Pacific Corporation, 414 Union Street, Suite 2000, Nashville, Tennessee 37219, and contains the name and address of the sender. If the communication is addressed to an individual director, it will first be sent to that individual for a determination as to whether it relates to a personal matter rather than an LP or an LP Board matter. The Chairman of the Board, in his or her sole discretion, will determine how to handle each communication, including forwarding it for consideration by the full Board, the non-management directors or independent directors only, a Board committee, or an individual director.

LOUISIANA-PACIFIC CORPORATION • 2020 PROXY STATEMENT     20

Back to Contents

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Deloitte & Touche LLP as LP’s independent registered public accounting firm to, among other services, audit its consolidated financial statements for 2020. Although LP is not required to seek stockholder approval of this appointment, the Board considers the appointment of LP’s independent registered public accounting firm to be an important matter of stockholder concern and therefore, as a matter of good corporate governance, requests stockholder ratification of this action. If the appointment is not ratified by stockholders, the Audit Committee will investigate the possible basis for the negative vote and consider the results of its investigation in connection with the appointment of LP’s independent registered public accounting firm for 2021.

Representatives of Deloitte & Touche LLP are expected to attend the 2020 Annual Meeting of Stockholders where they will be available to respond to questions and, if they desire, may make a statement.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS LP’S OUTSIDE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2020 (ITEM 2 ON THE PROXY CARD).

—	PRE-APPROVAL OF AUDIT AND PERMISSIBLE NON-AUDIT SERVICES OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has pre-approved all audit services provided by LP’s independent registered public accounting firm, Deloitte & Touche LLP, for the years ended December 31, 2019 and 2018. The Audit Committee also pre-approved all audit-related and permissible non-audit services provided by Deloitte & Touche LLP during 2019 and 2018 and concluded that the provision of those services was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.

The Audit Committee has adopted a policy for the pre-approval of services provided by the independent registered public accounting firm. Under the policy, pre-approval is generally provided for up to one year. Each pre-approval is detailed as to the particular service or category of services and is subject to a specific budget. In addition, the Audit Committee may pre-approve particular services on a case-by-case basis. For each proposed service, the independent registered public accounting firm must provide a statement that such service is consistent with the SEC’s rules on auditor independence. The Audit Committee may delegate pre-approval authority to one or more of its members. Such a member must report any decisions to the Audit Committee at its next scheduled meeting. Unless specified otherwise by the Audit Committee, the Chairman of the Audit Committee has been delegated pre-approval authority under the pre-approval policy.

LOUISIANA-PACIFIC CORPORATION • 2020 PROXY STATEMENT     21

Back to Contents

The aggregate fees, including expenses, billed to LP for the years ended December 31, 2019 and 2018, by LP’s independent registered public accounting firm, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu LLC, and their respective affiliates, were as follows:

	2019	2018
Audit Fees(1)	$2,638,257	$2,322,800
Audit-Related Fees(2)	33,463	45,195
Total Audit and Audit-Related Fees	2,671,720	2,367,995
Tax Fees(3)	89,548	30,000
All Other Fees(4)	2,000	1,800
TOTAL FEES	$2,763,268	$2,399,795

(1)	Audit Fees. Includes fees for audit services involving the audit of LP’s consolidated financial statements, review of interim quarterly statements, the audit of LP’s internal control over financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002, any other procedures required to be performed by LP’s independent registered public accounting firm in order to render its opinion on LP’s consolidated financial statements, and services in connection with statutory audits and financial audits for certain of LP’s subsidiaries.
(2)	Audit-Related Fees. Includes any fees for assurance and related services that are traditionally performed by the independent registered public accounting firm and are not reported as audit fees. These audit-related services may include due diligence services pertaining to potential business acquisitions or dispositions, due diligence procedures related to debt or equity offerings, accounting consultations related to accounting, financial reporting, or disclosure matters not classified as audit services, assistance with understanding and implementing new accounting and financial reporting guidance from rulemaking authorities not classified as audit services, financial audits of employee benefit plans, and assistance with internal control reporting requirements. Audit-related fees for 2019 and 2018 primarily included fees for audits of employee benefit plans in Canada and services related to environmental agreed upon procedures.
(3)	Tax Fees. Includes any fees for tax services, including tax compliance and planning services. Tax fees for 2019 and 2018 primarily include fees for consultation on value added tax and other tax returns in various non-US tax jurisdiction.
(4)	All Other Fees. Amounts represent fees for a license to use a financial accounting technical research database.

As described above, under “Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm”, all audit and permissible non-audit services provided by Deloitte & Touche LLP to LP during 2019 and 2018 were pre-approved by the Audit Committee.

LOUISIANA-PACIFIC CORPORATION • 2020 PROXY STATEMENT     22

Back to Contents

PROPOSAL 3

APPROVAL, ON A NON-BINDING ADVISORY BASIS, OF NAMED EXECUTIVE OFFICER COMPENSATION

The Board recognizes the interest of stockholders in executive compensation matters. As required under the Dodd-Frank Wall Street Reform and Consumer Protection Act and Section 14A of the Exchange Act, LP provides our stockholders an opportunity to cast an advisory vote to approve, on a non-binding advisory basis, the compensation of LP’s named executive officers as disclosed pursuant to the compensation disclosure rules of the SEC. This advisory vote is commonly referred to as the “say on pay” vote. In LP’s advisory say-on-pay vote at the 2019 Annual Meeting of Stockholders, 91% percent of the votes cast were “FOR” approval of the executive compensation as disclosed in the 2019 Annual Meeting proxy statement. LP values continued and constructive feedback from our stockholders on compensation and other important matters.

As described in the “Compensation Discussion and Analysis” (“CD&A”) section of this proxy statement, we believe that our compensation packages provide competitive compensation that enables us to attract, retain and motivate a high-performance executive management team, link executive performance to corporate financial performance, and align the interests of management and stockholders by promoting ownership of LP Common Stock. For more details on our compensation philosophy, please read the CD&A which discusses our executive compensation programs, including specific information about the compensation of our named executive officers for 2019.

On behalf of the stockholders, the Compensation Committee continually reviews current market practices and data, and our compensation programs and ancillary policies, in addition to actual executive compensation. The Compensation Committee seeks to achieve the desired goals of aligning our executive compensation structure with our stockholders’ interests. As a result of the Compensation Committee’s review in 2019, the Compensation Committee took several important actions and maintained existing compensation practices, including the following:

•	Maintained compensation packages, with the assistance from an independent compensation consultant, so that each executive is within a competitive range of total compensation for executives in comparable positions
•	Continued to place a strong emphasis on variable compensation through our Annual Cash Incentive Award and performance share plans which are designed so that the payout opportunity is directly linked to the achievement of pre-determined financial performance metrics
•	Established objective financial goals, adjusted EBITDA and economic profit, for annual cash incentive award metrics based upon business unit and corporate performance
•	Aligned annual incentive compensation plans between our executives and other employees to encourage a unified effort in achieving our goals and objectives
•	Changed performance metric for the Performance Stock Units awards to Cash Flow while keeping the Total Shareholder Return modifier to align with public reporting

The above-referenced disclosures appear under the heading “Compensation of Executive Officers” in this proxy statement.

We believe that proper administration of our executive compensation programs will result in attracting and retaining a management team that is motivated to lead our Company to improved fundamental financial performance furthering the long-term interests of LP and its stockholders.

THE LP BOARD RECOMMENDS A VOTE “FOR” THE FOLLOWING RESOLUTION AND APPROVE, ON A NON-BINDING ADVISORY BASIS, THE NAMED EXECUTIVE OFFICER COMPENSATION.

LOUISIANA-PACIFIC CORPORATION • 2020 PROXY STATEMENT     23

Back to Contents

“Resolved, that the compensation paid to our named executive officers, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K adopted by the SEC, including the Compensation Discussion and Analysis, executive compensation tables and accompanying footnotes and narrative discussion, is hereby approved.”

The above resolution will be deemed to be approved if it receives the affirmative vote of a majority of the total votes cast on this Item 3 at the 2020 Annual Meeting of Stockholders. Abstentions and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote. As this vote is an advisory vote, the outcome is not binding with respect to future executive compensation decisions, including those relating to our named executive officers. Our Compensation Committee and Board will, however, take the outcome of the vote into account in making future executive compensation decisions, as they have done in prior years. At LP’s 2017 Annual Meeting of Stockholders, a majority of the votes cast on an advisory basis as to the frequency with which LP should conduct an advisory stockholder vote on the compensation of LP’s executive officers (a “say-on-pay” vote) were cast in favor of conducting a say-on-pay vote annually. Accordingly, LP presently intends to conduct a say-on-pay vote annually until the next required advisory vote on the frequency of say-on-pay votes.

LOUISIANA-PACIFIC CORPORATION • 2020 PROXY STATEMENT     24

Back to Contents
OTHER BUSINESS

At the time this proxy statement was printed, management knew of no matters to be presented at the 2020 Annual Meeting of Stockholders other than the items of business listed in the Notice of Internet Availability of Proxy Materials. If any matters other than the listed items properly come before the meeting, the proxies named in the accompanying form of proxy will vote or refrain from voting on such matters in accordance with their judgment.

LOUISIANA-PACIFIC CORPORATION • 2020 PROXY STATEMENT     25

Back to Contents
AUDIT COMMITTEE REPORT

The Audit Committee oversees LP’s financial reporting process on behalf of LP’s management is responsible for (i) the preparation of complete and accurate annual and quarterly consolidated financial statements in accordance with generally accepted accounting principles in the United States, (ii) maintaining appropriate accounting and financial reporting principles and policies and internal controls designed to assure compliance with accounting standards and laws and regulations, and (iii) an assessment of the effectiveness of internal control over financial reporting. LP’s independent registered public accounting firm, Deloitte & Touche LLP, is responsible for planning and conducting in accordance with the standards of the Public Company Accounting Oversight Board an audit of LP’s annual consolidated financial statements and a review of LP’s quarterly consolidated financial statements and expressing opinions on LP’s financial statements and internal control over financial reporting based on the integrated audits.

In this context, the Audit Committee has met and held discussions with management and Deloitte & Touche LLP regarding LP’s accounting functions and the audit process, as well as the fair and complete presentation of LP’s results and the assessment of LP’s internal control over financial reporting. The Audit Committee has also reviewed and discussed LP’s audited consolidated financial statements for the year ended December 31, 2019 with management and Deloitte & Touche LLP. The Audit Committee discussed and reviewed with Deloitte & Touche LLP all matters that the firm was required to communicate and discuss with the Audit Committee under applicable auditing standards and all other legal, regulatory and corporate governance standards, including those described in Auditing Standard 1301, as amended, regarding communications with audit committees.

In addition, the Audit Committee has reviewed and discussed with Deloitte & Touche LLP the auditor’s independence from LP and its management. As part of that review, Deloitte & Touche LLP provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding communications with the Audit Committee concerning independence, and has discussed Deloitte & Touche LLP’s independence from LP.

The Audit Committee also has considered whether Deloitte & Touche LLP’s provision of non-audit services to LP is compatible with the auditor’s independence. The Audit Committee has concluded that Deloitte & Touche LLP is independent from LP and its management.

In reliance on the reviews and discussions with management and Deloitte & Touche LLP, the Audit Committee recommended to the Board, and the Board has approved, that LP’s audited consolidated financial statements for the year ended December 31, 2019, be included in LP’s Annual Report on Form 10-K for the year ended December 31, 2019, for filing with the SEC.

Respectfully submitted,

Kurt M. Landgraf, Chairman
Tracy A. Embree
Ozey K. Horton, Jr.
Stephen E. Macadam
F. Nicholas Grasberger III

This Audit Committee Report does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other filing made by us under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, except to the extent that we specifically incorporate this Audit Committee Report by reference therein.

LOUISIANA-PACIFIC CORPORATION • 2020 PROXY STATEMENT     26

Back to Contents
HOLDERS OF COMMON STOCK

—	FIVE PERCENT BENEFICIAL OWNERS

The following table provides information concerning the beneficial ownership of Common Stock by the persons known to LP to beneficially own 5% or more of the outstanding Common Stock as of December 31, 2019.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Common Stock
BlackRock, Inc.(1)	14,340,029	12.20%
55 East 52nd Street,
New York, NY 10022
The Vanguard Group, Inc.(2)	11,944,861	10.16%
100 Vanguard Blvd.,
Malvern, PA 19355
Wellington Management Group LLP(3)	10,208,318	8.69%
280 Congress Street
Boston, MA 02210
The Bank of New York Mellon Corporation(4)	6,726,323	5.73%
240 Greenwich Street
New York, NY 10286

(1)	The information with respect to BlackRock, Inc. is based solely on its Schedule 13G/A filed with the SEC on February 4, 2020. BlackRock, Inc. possesses sole voting power of 14,050,529 shares of Common Stock and sole dispositive power over 14,340,029 shares of Common Stock.
(2)	The information with respect The Vanguard Group is based solely on its Schedule 13G/A filed with the SEC on February 12, 2020. The Vanguard Group possesses sole voting power of 134,647 shares of Common Stock, shared voting power of 19,326 shares of Common Stock, sole dispositive power of 11,808,401 shares of Common Stock and shared dispositive power of 136,460 shares of Common Stock.
(3)	The information with respect to Wellington Management Group LLP is based solely on its Schedule 13G filed with the SEC on January 28, 2020. Wellington Management Group LLP, Wellington Group Holdings LLP and Wellington Investment Advisors Holdings LLP possess shared voting power of 9,192,821 shares of Common Stock and shared dispositive power of 10,208,318 shares of Common Stock. Of those shares, Wellington Management Company LLP possesses shared voting power of 9,004,251 shares of Common Stock and shared dispositive power of 9,635,361 shares of Common Stock. Each of Wellington Group Holdings LLP, Wellington Investment Advisors Holdings LLP and Wellington Management Company LLP is directly or indirectly owned by Wellington Management Group LLP.
(4)	The information with respect to Bank of New York Mellon Corporation is based solely on its Schedule 13G filed with the SEC on February 5, 2020. Bank of New York Mellon Corporation possesses sole voting power of 6,203,844 shares of Common Stock, shared voting power of 4,743 shares of Common Stock, sole dispositive power of 6,228,375 shares of Common Stock and shared dispositive power of 415,776 shares of Common Stock.

LOUISIANA-PACIFIC CORPORATION • 2020 PROXY STATEMENT     27

Back to Contents
—	DIRECTORS AND NAMED EXECUTIVE OFFICERS

The following table summarizes the beneficial ownership of Common Stock of (i) each of LP’s directors, nominees for director, and named executive officers (“NEOs”) and (ii) all of LP’s directors, nominees for director and all of LP’s executive officers as a group as of March 17, 2020. Unless otherwise noted, the address of each beneficial owner is c/o Louisiana-Pacific Corporation, 414 Union Street, Suite 2000, Nashville, Tennessee 37219.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)(4)	Percent of Common Stock
E. Gary Cook(2)	56,657	--%
Tracy A. Embree	14,796	--%
Lizanne C. Gottung(2)	34,629	--%
F. Nicholas Grasberger III	0	--%
Alan J.M. Haughie	29,805	--%
Ozey K. Horton, Jr.	13,033	--%
Michael E. Kinney(2)(5)	59,634	--%
Kurt M. Landgraf	53,032	--%
Stephen E. Macadam	4,754	--%
Dustan E. McCoy(2)	45,512	--%
Jason Ringblom(2)	57,788	--%
Neil Sherman(2)	60,785	--%
Michael J. Sims	77,902	--%
W. Bradley Southern(2)(3)	300,736	0.2%
All directors, director nominees and NEOs as a group (13 persons)(2)	809,063	0.7%

(1)	Shares are shown as beneficially owned if the person named in the table has or shares the power to vote or direct the voting of, or the power to dispose of, or direct the disposition of, such shares. Inclusion of shares in the table does not necessarily mean that the persons named have any economic beneficial interest in shares set forth opposite their respective names.
(2)	Includes shares reserved for issuance under immediately exercisable options/stock settled appreciation rights (“SSARs”) and options/SSARs which will become exercisable within 60 days after March 17, 2020, as follows: Mr. Cook, 12,191 shares; Ms. Gottung, 12,191 shares; Mr. Kinney 38,814 shares; Mr. McCoy, 12,191 shares; Mr. Ringblom, 34,479 shares; Mr. Sherman, 18,955 shares; Mr. Sims, 34,502 shares; and Mr. Southern 153,908 shares and all current directors and executive officers as a group, 335,236 shares. For purpose of the SSARs, exercise price is assumed to be $16.62 based upon the closing price on March 17, 2020.
(3)	Includes restricted stock awards issued under LP’s 2013 Omnibus Stock Award Plan (the “2013 Omnibus Stock Award Plan”) and LP’s 1997 Incentive Stock Award Plan, as to which the following executive officers have the power to vote: Mr. Southern, 14,517 shares.
(4)	Excluded from this table are time-vested restricted stock units (“RSUs”) issued under the 2013 Omnibus Stock Award Plan which will convert into Common Stock as of the vesting date which the following executive officers do not have the power to vote: Mr. Cook, 5,292 shares; Ms. Embree, 5,292 shares; Ms. Gottung, 5,292 shares; Mr. Grasberger, 4,693 shares; Mr. Haughie, 16,942 shares; Mr. Horton, 5,292 shares; Mr. Kinney, 2,752 shares; Mr. Landgraf, 5,292 shares; Mr. Macadam, 5,292 shares; Mr. McCoy, 5,292 shares; Mr. Ringblom, 22,449 shares; Mr. Sherman, 22,449 shares; Mr. Sims, 16,264 and Mr. Southern, 138,054 shares.
(5)	Mr. Kinney served as interim Chief Financial Officer until January 9, 2019.

LOUISIANA-PACIFIC CORPORATION • 2020 PROXY STATEMENT     28

Back to Contents
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16 of the Securities Exchange Act of 1934 (“Section 16”) requires that reports of beneficial ownership of Common Stock and changes in such ownership be filed with the SEC and the NYSE by LP’s officers, directors, and certain other “reporting persons.” Based solely upon a review of copies of Forms 3, 4, and 5 (and amendments thereto) filed by LP’s reporting persons and written representations by such persons, to LP’s knowledge, all Section 16 reporting requirements applicable to such persons were complied with for the period specified in the SEC’s rules governing proxy statement disclosures, other than with respect to one late Form 3 filed on May 21, 2019 for Joseph Martin upon his appointment as Interim General Counsel of LP.

LOUISIANA-PACIFIC CORPORATION • 2020 PROXY STATEMENT     29

Back to Contents
EXECUTIVE OFFICERS

The Company’s executive officers as of April 9, 2020 are:

W. BRADLEY SOUTHERN
Age 60
W. Bradley Southern has been Chief Executive Officer since July 2017 and previously Executive Vice President, Chief Operating Officer since November 2016, Executive Vice President of OSB since March 2015, Senior Vice President of Siding since May 2012 and Vice President of Specialty Operations since 2004.

ALAN J.M. HAUGHIE
Age 56
Alan J.M. Haughie has been Executive Vice President, CFO since January 2019. From 2013 to 2017, he was Senior Vice President and Chief Financial Officer of ServiceMaster Global Holdings Inc., a Fortune 1000 public company that provides residential and commercial services. From 2010 until 2013, Mr. Haughie served as Senior Vice President and Chief Financial Officer of Federal-Mogul Corporation.

JASON P. RINGBLOM
Age 37
Jason P. Ringblom has been Executive Vice President, OSB since January 2017 and previously Vice President of OSB sales and marketing since February 2015 and held various other sales positions at LP since 2004.

NEIL SHERMAN
Age 57
Neil Sherman has been Executive Vice President, Siding since January 2017 and previously Senior Vice President, EWP since March 2015 and Vice President of Supply Management since 2006.

MICHAEL J. SIMS
Age 62
Michael J. Sims has been Senior Vice President, Sales, Marketing and Strategy since April 2015 and previously Vice President of OSB sales since January 2014 and Vice President of Specialty Sales since 2004.

LOUISIANA-PACIFIC CORPORATION • 2020 PROXY STATEMENT     30

Back to Contents
COMPENSATION OF EXECUTIVE OFFICERS

—	COMPENSATION COMMITTEE REPORT

In accordance with its written charter adopted by the Board, the Compensation Committee has oversight responsibility with respect to compensation policies designed to align compensation with our overall business strategy, values and management initiatives. In discharging its oversight responsibility, the Compensation Committee has retained an independent compensation consultant, FW Cook, to advise the Compensation Committee regarding market and general compensation trends.

The Compensation Committee has affirmed the independence of its consultant through a review of the firm’s independence policy and other relevant matters, and is not aware of any conflict of interest that would prevent the consultant from providing independent advice to the Compensation Committee regarding executive compensation matters. FW Cook is responsible solely to the Compensation Committee and undertook no work with the management of LP without approval from the Compensation Committee chair. FW Cook is not the beneficial owner of any shares of LP Common Stock, and fees payable by LP to FW Cook during 2019 were less than 1% of the firm’s gross revenues.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with our management, which has the responsibility for preparing the Compensation Discussion and Analysis. Based upon this review and discussion, the Compensation Committee recommended to the Board, and the Board has approved, that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference in LP’s Annual Report on Form 10-K for the year ended December 31, 2019, for filing with the SEC.

Respectfully submitted,

Dustan E. McCoy, Chairman
E. Gary Cook
Lizanne C. Gottung
Kurt M. Landgraf

This Compensation Committee Report does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other filing made by us under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate this Compensation Committee Report by reference therein.

—	COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of the Compensation Committee are named in the section titled “Board and Committee Meetings” on page 16 of this proxy statement. No members of the Compensation Committee were officers or employees of LP or any of its subsidiaries during the year, were formerly LP officers, or had any relationship otherwise requiring disclosure.

LOUISIANA-PACIFIC CORPORATION • 2020 PROXY STATEMENT     31

Back to Contents
—	COMPENSATION DISCUSSION AND ANALYSIS (CD&A)

THIS CD&A DESCRIBES LP’S EXECUTIVE COMPENSATION PROGRAM, EXPLAINS HOW THE COMPENSATION COMMITTEE OVERSEES AND IMPLEMENTS THIS PROGRAM, AND REVIEWS THE 2019 COMPENSATION DECISIONS FOR THE NAMED EXECUTIVE OFFICERS IDENTIFIED BELOW. THROUGHOUT THIS CD&A AND ELSEWHERE IN THIS PROXY STATEMENT, WE REFER TO THIS GROUP OF INDIVIDUALS AS THE “NEOs”.

THIS CD&A IS DIVIDED INTO THE FOLLOWING SECTIONS:

SECTION I: 2019 BUSINESS AND FINANCIAL HIGHLIGHTS	32
SECTION II: 2019 COMPENSATION HIGHLIGHTS	34
SECTION III: RESULTS OF THE 2019 SAY-ON-PAY VOTE	35
SECTION IV: ELEMENTS AND PHILOSOPHY OF EXECUTIVE COMPENSATION	36
SECTION V: EXECUTIVE COMPENSATION DECISIONS FOR 2020	40
SECTION VI: ADDITIONAL POLICIES AND GUIDELINES AFFECTING EXECUTIVE COMPENSATION	40

W. BRADLEY	ALAN J.M.	JASON P.	NEIL	MICHAEL
SOUTHERN	HAUGHIE	RINGBLOM	SHERMAN	J. SIMS
Chief Executive Officer	Executive Vice President and Chief Financial Officer(1)(2)	Executive Vice President, OSB and EWP	Executive Vice President, Siding	Senior Vice President, Corporate Marketing and Business Development

(1)	Mr. Haughie was hired as Executive Vice President and Chief Financial Officer effective January 14, 2019.
(2)	Mr. Kinney served as interim Chief Financial Officer through January 9, 2019 and departed the Company effective September 30, 2019.

Section I: 2019 Business and Financial Highlights

LP’s performance during 2019, as compared to prior year, is summarized below:

•	Net sales decreased by 18% to $2.3 billion
•	Net income attributed to LP decrease $68 million to a net loss attributed to LP of $(51) million
•	SmartSideTM Strand siding sales increased 10% and volume increased 8%
•	Earnings per share (“EPS”) decreased from $2.73 to $(0.04) per diluted share; adjusted diluted EPS* decreased from $2.75 to $0.37
•	Adjusted EBITDA* decreased from $660 million to $209 million; Adjusted Income* decreased from $397 million to $45 million
•	$703 million of capital was returned to shareholders in 2019 through share repurchases and quarterly cash dividends

*	Adjusted diluted EPS, and Adjusted EBITDA, and Adjusted Income are non-GAAP financial measures. Please refer to LP’s Annual Report on Form 10-K for the year ended December 31, 2019 for a description and reconciliation of these non-GAAP financial measures.

LOUISIANA-PACIFIC CORPORATION • 2020 PROXY STATEMENT     32

Back to Contents

The following charts outline LP’s performance against key metrics – net sales, Adjusted EBITDA, Adjusted Income and Adjusted Diluted Earnings Per Share. The Compensation Committee believes the compensation earned by the NEOs in 2019 reflects LP’s solid financial performance in challenging market conditions and continued execution against several metrics tied to increased shareholder value as discussed further in Section IV below.

(1)	TSR (Total Shareholder Returns) = share price change plus dividends based on a 30-day average. Source: FactSet

What We Do:		What We Don’t Do:
•	Benchmark compensation levels of our executive officers against target median of our compensation peer group	•	Grant discounted stock options
•	Engage an independent compensation consultant who reports directly to the Compensation Committee and does not provide any other services to the Company	•	Reset internal incentive targets used to determine performance-based award payouts once established at the beginning of the performance period
•	Maintain a high percentage of executive pay as “at risk” compensation	•	Provide guaranteed bonuses or long-term incentive awards
•	Align targets for performance-based compensation to shareholder interests	•	Provide excise tax reimbursement for payments made in connection with a change of control
•	Maintain meaningful share ownership requirements for executive officers and directors	•	Engage in short-term, hedging or speculative transactions involving LP Common Stock.
•	Manage and assess risk in compensation programs annually	•	Buy and sell options (“put” or “call”)
•	Mitigate undue risk by having a Recoupment Policy with respect to all performance-based compensation	•	Enter into forward sales contracts, prepaid variable forwards, equity swaps, collars or exchange funds
•	Periodically, and at least annually, seek stockholder feedback on our executive compensation

LOUISIANA-PACIFIC CORPORATION • 2020 PROXY STATEMENT     33

Back to Contents

Section II: 2019 Compensation Highlights

LP uses its compensation program to attract, motivate and retain executive officers who lead LP. The Compensation Committee has established programs and practices designed to pay for performance and to align executive officers’ interests with those of LP’s stockholders. The Compensation Committee believes that LP’s compensation program helps drive LP’s performance by providing compensation that is commensurate with performance. The 2019 executive compensation program was guided by the following core principles:

Equity-based compensation aligns executive officers’ interests with stockholders’ interest, drives performance and facilitates retention of superior talent

LP believes that equity-based compensation aligns executive officers’ interests with those of its stockholders. Annual equity awards consist of performance stock units (“PSUs”) and RSUs granted under LP’s 2013 Omnibus Stock Award Plan. PSUs are settled in shares of LP Common Stock and are only paid out if the performance goals set for a three-year cumulative performance period are met. Payout upon final achievement of performance goals is also subject to a TSR modifier relative to LP’s capital market peer group. In 2019, the performance goals were based upon Performance Share Product Portfolio (PSPP) sales growth and return on invested capital (“ROIC”) for the period from January 1, 2019 to December 31, 2021. PSPP growth represents the increase in sales volumes from a specific group of products identified to enhance revenue, stabilize earnings (away from commodity pricing) and improve product portfolio diversity. RSUs are settled in shares of LP Common Stock and vest on the third year anniversary of the date of grant, assuming the NEO remains employed through the vesting date, or under certain retirement provisions.

Incentive compensation is designed to drive increasing profits and returns

The Compensation Committee strongly believes that linking compensation to certain critical performance metrics results in increased profits and stronger returns, which support improving stockholder returns. For 2019, LP’s annual cash incentive award plan (“Annual Incentive Plan”) for NEOs was based upon Adjusted EBITDA (adjusted for commodity OSB price), Economic Profit and certain operational improvements. The Compensation Committee determined, for 2019, that operating results for incentive calculation purposes should not be influenced by increases or decreases in commodity OSB pricing. The Economic Profit metric further links asset utilization and financial performance of LP. No amounts will be payable under the Annual Incentive Plan unless the minimum threshold for LP’s performance goal is achieved.

Base salary represents the smallest portion of total target compensation

The Compensation Committee continuously makes efforts to appropriately weight base salary and variable (annual cash and equity incentives) compensation for each NEO. The target compensation mix for LP’s CEO and other NEOs reflects LP’s emphasis on long-term, performance-based compensation that incentivizes LP’s NEOs to make strategic decisions that will strengthen its business and create long-term value for its stockholders. Performance-based compensation includes PSUs and the Annual Incentive Plan. In 2019, 51% of LP’s CEO’s target compensation and 44% of LP’s other executive officers’ target compensation was performance-based, as shown in the graphs below.

LOUISIANA-PACIFIC CORPORATION • 2020 PROXY STATEMENT     34

Back to Contents

The following chart summarizes annual total target compensation awarded to each NEO in 2019:

	Annual	Annual Incentive	Long Term Incentive	2019 Total Target
	Base Salary(1)	Target Value	Award Value(2)	Compensation
Named Executive Officer	($)	($)	($)	($)
W. Bradley Southern	975,000	1,072,500	3,400,000	5,447,500
Alan J.M. Haughie	550,000	412,500	800,000	1,762,500
Michael E. Kinney(3)	287,103	114,841	172,262	574,206
Jason P. Ringblom	410,000	287,000	600,000	1,297,000
Neil Sherman	410,000	287,000	600,000	1,297,000
Michael J. Sims	400,000	240,000	400,000	1,040,000
(1)	The amounts listed in this column reflect the annual base salary increases effective February 24, 2019.
(2)	Includes the value of annual equity awards, expressed as the aggregate grant date value of PSUs (at target) and RSUs, determined using the grant date closing stock price of LP Common Stock.
(3)	Mr. Kinney served as Interim Chief Financial Officer through January 9, 2019 and departed the Company effective September 30, 2019.

Section III: Results of the 2019 Say-On-Pay Vote

In 2019, approximately 91% of the votes cast on LP’s say-on-pay proposal approved the compensation of LP’s NEOs as disclosed in last year’s proxy statement. Although the vote was non-binding, the Compensation Committee believes this level of approval indicates that stockholders strongly support LP’s executive compensation programs and policies. The Compensation Committee will consider the results of this year’s say-on-pay proposal, as well as feedback from our stockholders, when making future executive compensation decisions.

Corporate governance

The Compensation Committee recognizes that the success of LP’s executive compensation program over the long-term requires a robust framework of compensation governance. As a result, the Compensation Committee regularly reviews external compensation practices and trends and incorporates best practices into LP’s executive compensation program.

LOUISIANA-PACIFIC CORPORATION • 2020 PROXY STATEMENT     35

Back to Contents

Section IV: Elements and Philosophy of Executive Compensation

Elements

For 2019, there were no new elements of compensation provided to NEOs. The following table outlines the objectives and purposes of each element of LP’s executive compensation program:

Element	Objectives	Purpose	Target Competitive Position
Base salary	Attract and retain quality talent	Provide reasonable level of fixed cash based on: • level of responsibility, performance and experience • comparison to market pay information	Median of competitive market
Annual cash incentive	Pay-for-performance	Motivate and reward achievement of annual performance goals through corporate financial goals and other strategic and operational performance goals	Median of competitive market Payout will vary based on actual corporate and business unit financial performance
Long-term equity incentive	Provide stockholder alignment; Focus on long-term success; Pay-for-performance; Retention; Facilitate stock ownership by employees	Provide an incentive to preserve and enhance stockholder value and to achieve LP’s long-term objectives, through awards of PSUs and RSUs	Median of competitive market Payout will vary based on actual performance relative to key corporate goals and stock returns
Retirement benefits	Attract and retain quality talent	Provide retirement plan benefits through pension plans, 401(k) plan and other defined contribution plans consistent with market practice	Benefits comparable to those of competitive market
Post-termination compensation (severance and change of control)	Attract and retain quality talent	Facilitate attraction and retention of executive officers critical to LP’s long-term success and competitiveness consistent with market practice	Benefits aligned with market practice

Review of compensation peer group and survey data for comparison purposes

To ensure that LP’s compensation programs are reasonable and competitive in the marketplace, the Compensation Committee compares LP’s programs to those of its peers. For 2019, LP’s compensation peer group consisted of the companies identified below, as recommended by FW Cook, the Compensation Committee’s independent compensation consultant, and approved by the Compensation Committee. The companies in this compensation peer group were selected because of similarities in channels, business cycles, and manufacturing expertise, thus providing appropriate benchmark data. The compensation peer group contains the following companies:

•	Allegion Public Limited Company	•	Lennox International Inc.
•	American Woodmark Corporation	•	Masco Corporation
•	A. O. Smith Corporation	•	Masonite International Corporation
•	Armstrong World Industries, Inc.	•	NCI Building Systems
•	Boise Cascade Company	•	Owens Corning
•	Builders FirstSource, Inc.	•	Ply Gen Holdings
•	Fortune Brands Home & Security, Inc.	•	Simpson Manufacturing Co., Inc.
•	Gibraltar Industries, Inc.	•	Universal Forest Products, Inc.
•	Griffon Corporation	•	USG

LOUISIANA-PACIFIC CORPORATION • 2020 PROXY STATEMENT     36

Back to Contents

During 2019, changes to the compensation peer group included the removal of USG Corporation (which was acquired by Gebr. Knauf KG on April 24, 2019), and the addition of Apogee Enterprises, Inc., JELD-WEN Holding, Inc., and Trex Company, Inc., as these companies are size-appropriate with relevant business and industry overlap. These changes to the compensation peer group were reflected in the compensation survey peer group data used for executive compensation decisions for 2020.

The Compensation Committee, with assistance from FW Cook, also reviews general industry survey data to supplement the proxy peer data. Survey data is based on appropriate revenue bands and interpolated to LP’s revenue in order to benchmark LP’s executive compensation where appropriate. A similar methodology was used for LP’s business unit executive officers using size-appropriate revenue bands and LP business unit revenues.

In 2019, the Compensation Committee relied on both compensation peer group and survey data to more clearly understand the relevant market for executive talent, and to help inform its decision-making and ensure that LP’s executive compensation program supports its recruitment and retention needs. Specifically, the Compensation Committee compared each executive officer’s base salary, total cash compensation opportunities (salary and target cash incentive award), and total direct compensation opportunities (salary, target cash incentive award, and annualized grant-date present value of equity-based awards) for 2019 against comparable information from the compensation peer group and general industry survey data. The Compensation Committee believes using several benchmark data sources improves the quality of comparison because it may be difficult to identify an appropriate match for some executive officer positions within the compensation peer group alone. In addition, the general industry survey data reflects the broader industries with which LP competes for management talent.

Base salaries

In setting 2019 salary levels, the Compensation Committee (together with Mr. Southern for the NEOs other than himself) considered market data, individual performance and competitiveness of total direct compensation of each NEO. In February of 2019, each NEO received an annual base salary increase as indicated below.

	2019	2018
Named Executive Officer	($)	($)	% Increase
W. Bradley Southern	975,000	900,000	8.3%
Alan J.M. Haughie(1)	550,000	—	—%
Michael E. Kinney(2)	287,103	280,100	2.5%
Jason P. Ringblom	410,000	370,000	10.8%
Neil Sherman	410,000	370,000	10.8%
Michael J. Sims	400,000	380,000	5%
(1)	Mr. Haughie was hired as LP’s Executive Vice President and Chief Financial Officer effective January 14, 2019.
(2)	Mr. Kinney served as Interim Chief Financial Officer through January 9, 2019 and departed the Company effective September 30, 2019.

Achievement of performance goals for 2019

In 2019, LP’s Annual Incentive Plan metrics included corporate financial goals and business unit financial performance goals, as further described below.

CORPORATE FINANCIAL GOALS

The 2019 Annual Incentive Plan performance metrics included an Adjusted EBITDA goal and an Economic Profit goal. The Adjusted EBITDA goal threshold was $337 million with a target of $422 million and a maximum payment achieved at $485 million. No amounts would have been payable under the Annual Incentive Plan unless the threshold goal was achieved. The targets were adjusted to neutralize commodity OSB pricing to focus on core performance. LP’s reported 2019 Adjusted EBITDA, neutralized for commodity OSB pricing of $416 million, exceeded the threshold goal level under the Annual Incentive Plan. LP’s Economic Profit goal (adjusted to neutralize commodity OSB pricing) had a threshold of $12 million, a target of $76 and a maximum payment achieved at $123 million. LP’s 2019 Economic Profit of $85 million exceeded the target goal level under the Annual Incentive Plan.

BUSINESS UNIT FINANCIAL PERFORMANCE GOALS

The Compensation Committee established specific business unit financial performance goals to be included in the 2019 Annual Incentive Plan. Following the end of the year, performance is assessed against those goals to determine the CEO’s and each other NEO’s level of achievement. Each goal is assigned a value based on a variety of factors which can result in the performance component ranging from 0–200% based on the level of attainment.

The Compensation Committee has the authority, in its sole discretion, to reduce or eliminate the payout of annual cash incentives under the Annual Incentive Plan, despite its determination that performance was at or above the threshold level, if it finds that paying the awards is not in the best interest of LP.

LOUISIANA-PACIFIC CORPORATION • 2020 PROXY STATEMENT     37

Back to Contents

The Compensation Committee established weightings for LP’s CEO, CFO and Senior Vice President, Corporate Marketing and Business Development for 2019 as follows:

Corporate Financial	Adjusted EBITDA (35%)	70%
	Economic Profit (35%)
Business Unit Financial	OSB Economic Profit (10%)	30%
	Siding Economic Profit (10%)
	South America Economic Profit (10%)

Weightings for the Executive Vice President, OSB and EWP and Executive Vice President, Siding were as follows:

Corporate Financial	Adjusted EBITDA (20%)	40%
	Economic Profit (20%)
Business Unit Financial	Adjusted EBITDA (30%)	60%
	Economic Profit (30%)

The following table summarizes the payout opportunities for LP’s CEO and the other NEOs and the actual incentive payouts, paid in 2020, reflecting performance in 2019:

				Actual 2019
			Actual 2019	Attainment
			Attainment	of Business
			of Corporate	Unit Financial
	Annual Incentive		Financial	Performance	2019 Annual
	Target		Goals	Goals	Cash Incentive
	% of Base	Amount			Amount
Named Executive Officer	Salary	($)	% of Target	% of Target	($)
W. Bradley Southern	110%	1,072,500	75.6%	28.6%	1,117,953
Alan J.M. Haughie(1)	75%	412,500	75.6%	28.6%	414,674
Michael E. Kinney(2)	40%	112,400	75.6%	28.6%	66,943
Jason P. Ringblom	70%	287,000	43.2%	120.0%	468,453
Neil Sherman	70%	287,000	43.2%	50.5%	269,149
Michael J. Sims	60%	240,000	75.6%	28.6%	250,171
(1)	Reflects prorated amount based on hire date.
(2)	In accordance with Mr. Kinney’s separation agreement, his annual cash incentive award earned for 2019 was prorated based on the number of days Mr. Kinney was employed in 2019.

Long-term equity incentive compensation

The Compensation Committee awards long-term equity incentive grants to the CEO and the other NEOs as part of their overall compensation package. These awards are consistent with the Compensation Committee’s objectives of aligning LP’s executive officers with the financial interests of its stockholders, focusing on long-term success, supporting pay-for-performance, and offering competitive compensation packages. This component comprises the largest portion of the executive officers’ total compensation package with vesting tied to multi-year performance goals and service to LP. The following table summarizes the award opportunities for 2019:

	Performance Stock	Restricted Stock	Long Term Incentive
	Units (PSUs)	Units (RSUs)	Award Value
Named Executive Officer	($)	($)	($)
W. Bradley Southern	1,700,000	1,700,000	3,400,000
Alan J.M. Haughie	400,000	400,000	800,000
Michael E. Kinney	86,131	86,131	172,262
Jason P. Ringblom	300,000	300,000	600,000
Neil Sherman	300,000	300,000	600,000
Michael J. Sims	200,000	200,000	400,000

LOUISIANA-PACIFIC CORPORATION • 2020 PROXY STATEMENT     38

Back to Contents

The Compensation Committee determined that awards to the CEO and the other NEOs under the 2013 Omnibus Stock Award Plan would be split between PSUs (50%) and RSUs (50%), based on the relative grant date fair values of the awards.

The performance goals for 2019 PSUs are (i) a three-year average ROIC with threshold, target and maximum goals as approved by the Compensation Committee and (ii) a three-year PSPP sales growth for a predetermined portfolio of products. If the performance goals are met at the end of the performance period, the award will be adjusted to reflect LP’s three-year TSR performance relative to a capital market peer group. This TSR modifier can increase or decrease the award by 20%, although the TSR modifier cannot cause the award to exceed the maximum of 200% and no adjustment will be made in terms of payout if LP’s TSR performance relative to the capital market group is between the 25th and 75th percentile. The capital market peer group used for purposes of calculating the TSR modifier includes the following companies:

•	A. O. Smith Corporation	•	Masco Corporation
•	Armstrong World Industries, Inc.	•	Norbord, Inc.
•	Boise Cascade Company	•	Owens Corning
•	CSW Industrials, Inc.	•	Simpson Manufacturing Co., Inc.
•	Fortune Brands Home & Security, Inc.	•	Summit Materials, Inc.
•	James Hardie Industries, plc.	•	Trex Company, Inc.
•	Lennox International, Inc.	•	Universal Forest Products, Inc.

The Compensation Committee reviewed and approved performance against pre-established goals for the 2017-2019 cycle. Payout amounts for PSUs granted in 2017 (with performance period beginning on January 1, 2017 and ending on December 31, 2019) were as follows:

	Performance				% of target
Year Granted	Period	Goal	Result	Target*	attained
2017	3 year	Increased Targeted Growth Product Revenue (“ITGPR”) relative to housing starts growth	48%	10%	200%

*Housing Growth Targets: Threshold 8%, Target 10%, Maximum 12%

LP’s TSR performance relative to the capital market peer group described above was 61st percentile; as a result of being between the 25th and 75th percentile, no further adjustments were made to the payouts.

Retirement & other benefits

LP’s qualified retirement plans are designed to provide retirement benefits at a competitive level compared to its peers and the general manufacturing industry. All full-time salaried and hourly U.S. employees participate in LP’s qualified 401(k) and Profit Sharing Plan (the “401(k) and Profit Sharing Plan”). LP also has a defined benefit plan (the “Retirement Account Plan”), which was frozen effective January 1, 2010. U.S. employees of LP that were hired prior to January 1, 2010 remain participants in the Retirement Account Plan, but no further credits will be earned by the participants.

Employees in the top two levels of LP’s management, including executive officers, participate in LP’s 2004 Executive Deferred Compensation Plan (the “Deferred Compensation Plan”). Under the Deferred Compensation Plan, participants may defer the receipt of up to 90% of base salary and annual bonuses for income tax purposes, and receive a five percent match on their contributions. In addition, the Deferred Compensation Plan enables executive officers and other highly-compensated employees to obtain benefits comparable to those available under the 401(k) and Profit Sharing Plan without being subject to the limits imposed by the Internal Revenue Code on tax-qualified plans.

Additional information about LP’s retirement plans is provided in the Summary Compensation Table, the Pension Benefits Table, and the Nonqualified Deferred Compensation Table. The Compensation Committee believes the retirement benefit plans described above are important parts of LP’s compensation program, and the Compensation Committee will continue to review them periodically to ensure competitiveness.

Other compensation

LP provides its NEOs with limited perquisites, consisting of retirement, long-term disability, annual medical exams and life insurance benefits, and personal estate and financial planning services through independent providers. These benefits are discussed in more detail in Note 5 to the Summary Compensation Table.

Executive Officer Severance Agreements and Change of Control Employment Agreements

Each of LP’s executive officers is party to a severance agreement and a change of control employment agreement with LP, which provide for the payment of severance compensation and benefits in certain termination and change of control scenarios. The Compensation Committee believes the (i) severance agreements are important because providing severance benefits is an important recruitment and retention tool that is necessary in the competitive marketplace for talented executives and (ii) change of control employment

LOUISIANA-PACIFIC CORPORATION • 2020 PROXY STATEMENT     39

Back to Contents

agreements are important to encourage LP’s CEO and NEOs to continue to work in the best interests of LP and its stockholders in a potential change of control situation, and to evaluate any possible transaction with the maximum degree of independence and objectivity. Please see “Potential Payments Upon Termination or Change of Control” for descriptions of these agreements.

Section V: Executive Compensation Decisions for 2020

As part of the establishment of the 2020 executive compensation targets, the Compensation Committee, in conjunction with FW Cook, reviewed LP’s compensation peer group to ensure it represented similar U.S. organizations with which LP competes for executive talent. The changes made in LP’s compensation peer group for 2020 as a result of this review are described above under the heading “Review of Compensation Peer Group and Survey Data for Comparison Purposes.”

2020 Annual Salaries

On February 6, 2020, the Compensation Committee approved the following salaries for LP’s NEOs, other than Mr. Kinney who is no longer an employee of LP.

	2020 Salary	2019 Salary
Name	($)	($)	% increase
W. Bradley Southern	1,025,000	975,000	5.13%
Alan J.M. Haughie	578,000	550,000	5.09%
Jason P. Ringblom	451,000	410,000	10.00%
Neil Sherman	431,000	410,000	5.10%
Michael J. Sims	412,000	400,000	3.00%

Annual Incentive Plan

On February 6, 2020, the Compensation Committee approved the 2020 Annual Incentive Plan. For Mr. Southern, Mr. Haughie and Mr. Sims, awards under the 2020 Annual Incentive Plan are based 70% on LP’s corporate financial performance and 30% on LP’s business unit financial performance. For Mr. Ringblom and Mr. Sherman, awards under the 2020 Annual Incentive Plan are based 40% on LP’s corporate financial performance and 60% on executive officer-specific business unit financial performance.

Long-Term Incentive Plan

The Compensation Committee awards long-term equity incentive grants to the NEOs under the 2013 Omnibus Stock Award Plan as part of their overall compensation package. These awards are consistent with the Compensation Committee’s objectives of aligning the financial interests of LP’s executive officers with the financial interests of its stockholders, focusing on LP’s long-term success, supporting its performance-oriented culture, and offering competitive compensation packages. The long-term equity grant for 2020 consisted of 50% PSUs and 50% time-based RSUs (which vest in three equal installments beginning on the first anniversary of the grant date).

On February 6, 2020, the Compensation Committee approved the metric with respect to the three-year performance period under the 2020 PSUs, each with a threshold, target and maximum goal. The metric is based on a three-year cumulative cash flow improvement with adjustments to neutralize OSB pricing. If the threshold goal is met at the end of the three-year performance period, the award will be adjusted to reflect LP’s three-year TSR performance relative to a capital market peer group. This TSR modifier can increase or decrease the award by up to 20%. The TSR modifier cannot cause the award to exceed the maximum of 200% and no adjustment will be made in terms of payout if LP’s TSR performance relative to the capital market group is between the 25th and 75th percentile.

Section VI: Additional Policies and Guidelines Affecting Executive Compensation:

Use of Independent Compensation Consultant

The Compensation Committee engaged FW Cook as its independent compensation consultant to assist in determining the appropriate executive officer compensation in 2019 pursuant to its compensation policies. FW Cook had no other business relationship with LP and has received no payments from us other than fees for services to the Compensation Committee and the Governance Committee. See “Corporate Governance: Compensation Committee” for additional information about LP’s use of compensation consultants.

Timing of Long-Term Equity Grants

LP policies require PSUs and RSUs to be valued as of their respective grant dates based upon the closing price of LP’s Common Stock on the grant date of the award. The Compensation Committee’s practice is to make equity awards at its first Compensation Committee meeting in a given year (generally in the last week of January or the first week of February). Compensation Committee meeting dates are set by the Compensation Committee at least one year in advance.

LOUISIANA-PACIFIC CORPORATION • 2020 PROXY STATEMENT     40

Back to Contents

Policy on Incentive Compensation Clawback

A significant percentage of LP’s executive compensation is incentive based. The determination of the extent to which the incentive objectives are achieved is based in part on the Compensation Committee’s discretion and in part on LP’s financial results. Under LP’s Recoupment Policy adopted by the Compensation Committee, if LP’s audited financial statements are restated, LP will be entitled to (i) reimbursement of all or part of the annual cash incentive award under the Annual Incentive Plan paid or payable to any employee that relates to the performance of LP and the employee for such year and (2) cancel all or part of any outstanding equity grant made to such employee in that year, but these rights of reimbursement and cancellation will apply only in situations in which the employee engaged in fraud or intentional misconduct that caused or contributed to the need for the restatement, as determined by the Board. In addition, the Sarbanes-Oxley Act of 2002 mandates that the CEO and the CFO reimburse LP for any bonus or other incentive-based or equity-based compensation paid to them in a year following the issuance of financial statements that are later required to be restated as a result of misconduct.

Executive Stock Ownership Guidelines

LP strongly believes the financial interests of its executive officers should be aligned with those of its stockholders. Accordingly, the Compensation Committee has established meaningful Stock Ownership Guidelines for LP’s executive officers.

Each of LP’s executive officers is expected to own shares of Common Stock in an amount equivalent to a multiple of such executive officer’s annual base salary as detailed in the following table. Compliance is measured annually at the first regularly scheduled Compensation Committee meeting of the calendar year.

Base Salary
Tier	Multiple
Chief Executive Officer	5
Executive Vice President	3
Senior Vice President	2

Pursuant to the Stock Ownership Guidelines, restricted stock, PSUs and RSUs granted under the 2013 Omnibus Stock Award Plan that have not yet vested count toward stock ownership requirements for executive officers, but (i) PSUs under which the initial metric is yet to be met and (ii) shares subject to outstanding stock options and SSARs are not counted toward stock ownership requirements. For 2019, all NEOs met the ownership guidelines except for Mr. Haughie who joined the company in 2019.

Insider Trading and Hedging Transactions

LP’s Insider Trading Policy mandates that directors, officers and employees of LP and their family members do not trade in LP securities while in possession of material nonpublic information about LP and requires that insiders review certain transactions involving LP securities with the CFO or CEO prior to entering into the transactions. LP’s Insider Trading Policy also prohibits LP’s directors, executive officers, and certain employees at LP from engaging in short-term, hedging or speculative transactions as further described under the heading “Prohibition on Hedging” above.

Tax Deduction for Executive Compensation

Section 162(m) of the Internal Revenue Code generally limits the deductibility of compensation paid to certain executive officers to $1,000,000 per year. Prior to January 1, 2018, there was an exception to this deductibility limitation for performance-based compensation that met certain regulatory requirements. This exception has been repealed such that compensation paid to certain executive officers in excess of $1,000,000 will not be deductible, unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017. These changes will cause more of LP’s compensation to be non-deductible under Section 162(m) in the future and will eliminate the Company’s ability to structure performance-based awards to be exempt from Section 162(m).

In designing the executive compensation program and determining the compensation of executive officers, the Compensation Committee considers a variety of factors, including the potential impact of the Section 162(m) deduction limit. To maintain flexibility to compensate executive officers in a manner designed to promote LP’s short-term and long-term corporate goals, the Compensation Committee has not adopted a policy that all compensation must be deductible. The Compensation Committee believes that our stockholders’ interests are best served if its discretion and flexibility in awarding compensation is not restricted, even though some compensation awards may result in non-deductible compensation expense.

Risk Assessment of Executive Compensation Policies and Practices

The Compensation Committee conducted a review of LP’s compensation practices in 2019 to determine if there were any policies and practices that would be reasonably likely to have a material adverse effect on LP. The review included non-executive and executive compensation policies and practices. The non-executive compensation practices were reviewed by LP’s Risk Council and the Compensation Committee. In addition, the Compensation Committee, assisted by FW Cook, reviewed executive compensation policies and practices. The Compensation Committee found that none of LP’s compensation policies or practices were reasonably likely to have a material adverse effect on LP and the design of LP’s compensation programs (i) encourages the achievement of both its short-term and long-term operational and financial goals and (ii) contains certain appropriate risk mitigating features, such as incentive caps for the Annual Incentive Plan and PSUs and Stock Ownership Guidelines.

LOUISIANA-PACIFIC CORPORATION • 2020 PROXY STATEMENT     41

Back to Contents
—	COMPENSATION OF NAMED EXECUTIVE OFFICERS

Summary Compensation Table

The table below summarizes the various elements of compensation paid to or earned by each of the NEOs listed in the table for the three years ended December 31, 2019. Cash incentive awards paid under LP’s Annual Incentive Plan are included in the “Non-Equity Incentive Plan Compensation” column, which covers non-equity awards that require the satisfaction of pre-established performance goals.

							Change in
							Pension
							Value and
							Nonqualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
Name and		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Principal Position	Year	($)	($)	($)(1)	($)(2)	($)(3)	($)(4)	($)(5)	($)
W. Bradley Southern	2019	960,577	—	3,400,000	—	1,117,953	6,818	106,982	5,592,330
Chief Executive	2018	849,038	—	3,200,004	—	1,230,352	—	77,861	5,357,255
Officer	2017	669,643	—	1,353,327	429,035	1,185,300	5,554	41,858	3,684,717
Alan J.M. Haughie	2019	507,692	—	800,000	—	414,674	—	38,825	1,761,191
Executive Vice
President and Chief
Financial Officer(6)
Michael E. Kinney	2019	374,257	—	172,262	—	66,943	5,920	331,029	950,411
Interim Chief	2018	278,329	—	178,770	—	224,080	—	31,965	713,144
Financial Officer,
Treasurer(7)
Jason P. Ringblom	2019	402,308	—	600,000	—	468,453	2,908	62,728	1,536,397
Executive Vice	2018	359,423	—	500,012	—	277,910	—	53,541	1,190,886
President, OSB and EWP	2017	296,154	—	308,735	131,941	368,550	3,107	39,362	1,147,849
Neil Sherman	2019	448,027	—	600,000	—	269,149	5,767	63,315	1,386,258
Executive Vice	2018	360,385	—	500,012	—	256,034	—	56,599	1,173,030
President, Siding	2017	318,269	—	308,735	132,013	374,400	4,950	38,768	1,177,135
Michael J. Sims	2019	396,154	—	400,000	—	250,171	82,129	62,887	1,191,341
Senior Vice
President, Corporate
Marketing
and Business
Development

(1)	The amounts shown reflect the aggregate grant date fair value of the awards (computed in accordance with FASB ASC Topic 718) with respect to awards of PSUs, restricted stock and RSUs under the 2013 Omnibus Stock Award Plan based upon the target level of achievement. Assumptions used in calculating the fair value are described in Note 13 to LP’s audited financial statements included in its Annual Report on Form 10-K for the year ended on December 31, 2019, except that assumptions regarding forfeitures are ignored. Additional details regarding the terms of awards under the 2013 Omnibus Stock Award Plan are described in the tables headed “Grants of Plan-Based Awards for 2019” and “Outstanding Equity Awards at December 31, 2019.”
(2)	The amounts shown reflect the aggregate grant date fair value of the awards (computed in accordance with FASB ASC Topic 718) with respect to grants of SSARs under the 2013 Omnibus Stock Award Plan. Assumptions used in calculating fair value are described in Note 13 to LP’s audited financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2019, except that assumptions regarding forfeiture are ignored. Additional details regarding the terms of SSARs granted under the 2013 Omnibus Stock Award Plan are described in the tables headed “Grants of Plan-Based Awards for 2019” and “Outstanding Equity Awards at December 31, 2019” below.
(3)	The amounts shown reflect the annual cash incentive awards under the Annual Incentive Plan based on performance for the year shown and paid in the first quarter of the following year.
(4)	Amounts shown in this column represent the aggregate increase in the actuarial present value of benefits under LP’s Retirement Account Plan based on the assumptions discussed in the table entitled “Pension Benefits for 2019.” For years in which the change in present value is less than $0, — is reflected in the above table. For 2019, the change for all NEOs was positive as follows: Mr. Southern, $6,818; Mr. Kinney, $5,920; Mr. Ringblom, $2,908, Mr. Sherman, $5,767 and Mr. Sims $82,129. Mr. Haughie is not a participant in the Retirement Account Plan.

LOUISIANA-PACIFIC CORPORATION  • 2020 PROXY STATEMENT    42

Back to Contents

(5)	Amounts shown in this column for 2019 represent the sum of the amounts attributable to perquisites, personal benefits and other items of compensation listed in the table below. In addition to the benefits listed below, LP provided medical, vision and dental insurance benefits to each of the NEOs, which benefits are generally available to all of LP’s employees.

	W. Bradley	Alan J.M.	Michael E.	Jason P.	Neil	Michael J.
	Southern	Haughie(f)	Kinney(g)	Ringblom	Sherman	Sims
Perquisite Allowance(a)	$23,355	$—	$—	$23,355	$23,355	$23,355
Life Insurance Premiums(b)	8,597	2,866	1,506	3,534	3,916	2,866
Employer Contributions to Defined Contribution Plans(c)	75,030	14,000	28,066	35,839	36,044	36,667
Severance Benefits(d)	—	—	301,457	—	—	—
Relocation Assistance(e)	—	21,960	—	—	—	—
TOTAL	$106,982	$38,825	$331,029	$62,728	$63,315	$62,887

(a)	Certain executive officers receive a perquisite allowance which is used for expenses associated with financial and tax planning consulting services.
(b)	LP pays the annual group term life insurance premiums for coverage provided to each NEO in an amount equal to four times his or her annual base salary level.
(c)	The employer 401(k) and Profit Sharing Plan and Deferred Compensation Plan matching contributions for each NEO are 5% of such NEO’s eligible compensation.
(d)	Includes severance and other related benefits payable to Mr. Kinney, consistent with his separation agreement, following his departure from LP effective September 30, 2019.
(e)	Includes payment or reimbursement for relocation-related travel, meals, household moving and storage, temporary housing and new house purchase closing costs and expenses paid in 2019.
(f)	Mr. Haughie was hired as Executive Vice President and Chief Financial Officer effective January 14, 2019.
(g)	Mr. Kinney served as interim Chief Financial Officer through January 9, 2019 and departed the Company effective September 30, 2019.

LOUISIANA-PACIFIC CORPORATION  • 2020 PROXY STATEMENT    43

Back to Contents

Grants of Plan-Based Awards for 2019

The table below provides information regarding annual cash incentive awards under the Annual Incentive Plan and grants of PSUs and RSUs under the 2013 Omnibus Stock Award Plan to NEOs during 2019.

					Estimated Future Payouts			All Other	All Other
		Estimated Future Payouts Under			Under Equity Incentive Plan			Stock	Option
		Non-Equity Incentive Plan Awards(1)			Awards(2)			Awards:	Awards:	Exercise	Grant Date
								Number of	Number of	or Base	Fair Value
								Shares of	Securities	Price of	of Stock
								Stock or	Underlying	Option	and Option
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	Units(3)	Options	Awards	Awards(4)
Name	Date	($)	($)	($)	(#)	(#)	(#)	(#)	(#)	($/Sh)	($)
W. Bradley	2/7/2019	—	1,072,500	2,145,000
Southern	2/7/2019				—	70,452	140,904				1,700,000
	2/7/2019							70,452			1,700,000
Alan J.M.	2/7/2019	—	412,500	825,000
Haughie	2/7/2019				—	16,577	33,154				400,000
	2/7/2019							16,577			400,000
Michael	2/7/2019	—	114,841	229,682
E. Kinney	2/7/2019				—	3,831	7,662				86,131
	2/7/2019							3,831			86,131
Jason P.	2/7/2019	—	287,000	574,000
Ringblom	2/7/2019				—	12,433	24,866				300,000
	2/7/2019							12,433			300,000
Neil Sherman	2/7/2019	—	287,000	574,000
	2/7/2019				—	12,433	24,866				300,000
	2/7/2019							12,433			300,000
Michael J.	2/7/2019	—	240,000	480,000
Sims	2/7/2019				—	8,288	16,576				200,000
	2/7/2019							8,288			200,000

(1)	The table shows threshold, target and maximum payouts under awards made in 2019 under the Annual Incentive Plan. The threshold amount represents the amount payable, assuming that the Adjusted EBITDA and Economic Profit were reached at the 100% level. The target amount represents a payout based on achievement of performance goals at the 100% level. In 2019, the maximum award for executive officers was 200% of the target award.
(2)	The amounts shown in these columns reflect the target and maximum payout opportunities of PSUs granted in 2019 under the 2013 Omnibus Stock Award Plan. See “Compensation of Executive Officers—Compensation Discussion and Analysis—Long-Term Equity Incentive Compensation” for more information regarding the 2019 PSUs.
(3)	Reflects awards of RSUs granted in 2019 under the 2013 Omnibus Stock Award Plan. The awards will vest in full on the third anniversary of the grant date, and vesting will accelerate upon a change of control of LP. Prior to vesting, participants will not have voting rights and will receive stock equivalent dividends at the same rate as unrestricted shares of Common Stock.
(4)	The amounts shown represent the grant date fair values of the PSUs at target. Assumptions used in calculating the grant date fair value are described in Note 13 to LP’s audited financial statements included in LP’s Annual Report on Form 10-K for the year ended December 31, 2019.

LOUISIANA-PACIFIC CORPORATION  • 2020 PROXY STATEMENT    44

Back to Contents

Outstanding Equity Awards at December 31, 2019

The table below provides information regarding stock options, SSARs, restricted stock, PSUs and RSUs held by the NEOs at December 31, 2019.

	Option Awards						Stock Awards
										Equity
										Incentive
									Equity	Plan
									Incentive	Awards:
			Equity						Plan	Market
			Incentive						Awards:	or Payout
			Plan						Number of	Value of
			Awards:					Market	Unearned	Unearned
	Number of	Number of	Number of				Number	Value of	Shares,	Shares,
	Securities	Securities	Securities				of Shares	Shares or	Units or	Units or
	Underlying	Underlying	Underlying				or Units of	Units of	Other	Other
	Unexercised	Unexercised	Unexercised	Option			Stock That	Stock That	Rights That	Rights That
	Options	Options	Unearned	Exercise	Option	Option	Have Not	Have Not	Have Not	Have Not
	Exercisable(1)	Unexercisable(1)	Options(5)	Price	Grant	Expiration	Vested(2)	Vested(3)	Vested(4)	Vested
Name	(#)	(#)	(#)	($)	Date	Date	(#)	($)	(#)	($)
W. Bradley	14,341	—	—	20.49	2/7/2013	2/7/2023	174,985	5,191,816	309,025	9,168,772
Southern	22,259	—	—	18.09	1/30/2014	1/30/2024
	22,727	—	—	17.04	2/5/2015	2/5/2025
	28,612	—	—	15.74	2/4/2016	2/4/2026
	35,661	17,830		19.14	2/2/2017	2/2/2027
Allan J.M.	—	—	—	—	—	—	16,942	502,675	33,884	1,005,350
Haughie
Michael E.	5,306	—	—	20.49	2/7/2013	2/7/2023	2,721	80,732	5,944	176,358
Kinney	8,162	—	—	18.09	1/30/2014	1/30/2024
	7,841	—	—	17.04	2/5/2015	2/5/2025
	10,944	—	—	15.74	2/4/2016	2/4/2026
	4,329	—	—	19.14	2/2/2017	2/2/2027
Jason P.	6,648	—	—	17.04	2/5/2015	2/5/2025	29,346	870,708	59,703	1,771,376
Ringblom	9,206	—	—	15.74	2/4/2016	2/4/2026
	10,967	5,483	—	19.14	2/2/2017	2/2/2027
Neil Sherman	6,684	—	—	20.49	2/7/2013	2/7/2023	29,346	870,708	89,703	1,771,376
	9,349	—	—	18.09	1/30/2014	1/30/2024
	5,961	—	—	15.74	2/4/2016	2/4/2026
	10,973	5,486	—	19.14	2/2/2017	2/2/2027
Michael J.	4,261	—	—	17.04	2/5/2015	2/5/2025	22,298	661,588	45,480	1,349,398
Sims	14,306	—	—	15.74	2/4/2016	2/4/2026
	9,601	4,800	—	19.14	2/2/2017	2/2/2027

(1)	SSARs vest in three equal annual installments beginning on the first anniversary of the grant date and have a 10-year term. Each of these SSARs will fully vest on February 2, 2020.

LOUISIANA-PACIFIC CORPORATION  • 2020 PROXY STATEMENT    45

Back to Contents

(2)	Unvested awards of RSUs held by LP’s NEOs at December 31, 2019 vest on the dates shown below:

	2/2/2020	7/1/2020	2/8/2021	8/2/2021	2/7/2022	Total
W. Bradley Southern	22,414	14,517	58,454	7,597	72,004	174,985
Allan J.M. Haughie	—	—	—	—	16,942	16,942
Michael E. Kinney*	—	—	1,887	—	834	2,721
Jason P. Ringblom	6,897	—	9,743	—	12,707	29,346
Neil Sherman	6,897	—	9,743	—	12,707	29,346
Michael J. Sims	6,034	—	7,794	—	8,471	22,298

*	Mr. Kinney unvested awards will vest on April 1, 2020 on a prorated basis based on his separation date of September 30, 2019 pursuant to his separation agreement. The original award consisted of 3,493 RSUs in 2018 and 3,915 RSUs in 2019. The remaining balance of RSUs will be cancelled.

(3)	Based on the closing sale price of the Common Stock on the NYSE on December 31, 2019 of $29.67 per share.
(4)	Represents the number of PSUs outstanding as of December 31, 2019. The number of PSUs, together with the market value as of December 31, 2019, the last trading day of LP’s fiscal year, as shown above, assumes the satisfaction of the goals at the maximum level over the performance period. Assuming the satisfaction of applicable goals at the maximum level over the performance period, unvested awards of PSUs held by LP’s NEOs at December 31, 2019, vest on the dates shown below:

	2/8/2020	2/8/2021	2/8/2022	Total
W. Bradley Southern	24,055	58,454	72,004	154,512
Allan J.M. Haughie	—	—	16,942	16,942
Michael E. Kinney*	2,920	2,007	965	5,619
Jason P. Ringblom	7,402	9,742	12,707	29,851
Neil Sherman	7,402	9,742	12,707	29,851
Michael J. Sims	6,476	7,794	8,471	22,740

*	Mr. Kinney unvested PSUs represented a prorated amount based on his separation date of September 30, 2019 pursuant to his separation agreement. The original award consisted of 2,889 PSUs in 2017, 3,447 PSUs in 2018 and 3,875 PSUs in 2019. These units will be subject to their respective performance metrics and company results. The remaining balance of units will be cancelled.

Option Exercises and Stock Vested During 2019

The following table provides information regarding exercise of SSARs and vesting of restricted stock, PSUs and RSUs with respect to LP’s NEOs during 2019.

	Option Awards		Stock Awards
	Number of		Number of
	Shares	Value	Shares	Value
	Acquired on	Realized on	Acquired on	Realized on
	Exercise	Exercise	Vesting	Vesting
Name	(#)	($)	(#)	($)
W. Bradley Southern	—	—	36,968	894,164
Allan J.M. Haughie	__	—	—	—
Michael E. Kinney	1,429	35,568	9,261	224,813
Jason P. Ringblom	__	—	5,760	139,216
Neil Sherman	__	—	23,899	578,082
Michael J. Sims	__	—	26,136	632,141

LOUISIANA-PACIFIC CORPORATION  • 2020 PROXY STATEMENT    46

Back to Contents

Pension Benefits for 2019

The following table shows the present value of accumulated benefits for each of the NEOs under LP’s Retirement Account Plan, in each case assuming retirement by the NEO at age 62. Amounts shown in the table were calculated as of a December 31, 2019 measurement date, consistent with LP’s financial statements and using the same long-term rate of return, discount rate, rate of compensation increase, and mortality rate assumptions used in the financial statements. See Note 18 to LP’s audited financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2019.

			Present Value
		Number of Years	of Accumulated	Payments During
		Credited Service	Benefit(1)	2019
Name	Plan Name	(#)	($)	($)
W. Bradley Southern	Retirement Account Plan	20	161,016	—
Allan J.M. Haughie(1)	—	—	—	—
Michael E. Kinney	Retirement Account Plan	34	124,346	—
Jason P. Ringblom	Retirement Account Plan	16	37,792	—
Neil Sherman	Retirement Account Plan	26	121,172	—
Michael J. Sims	Retirement Account Plan	35	294,368	—

(1)	At December 31, 2019, all NEOs participating in the Retirement Account Plan were vested in their benefits thereunder (subject to early retirement reductions, if applicable). Mr. Haughie is not a participant in the Retirement Account Plan.

Retirement Account Plan

Executive officers and other salaried employees of LP are eligible to participate in LP’s Retirement Account Plan if they were hired before January 1, 2010. The Retirement Account Plan was frozen to future contribution credits effective January 1, 2010. Retirement Account Plan balances, all of which have vested, will continue to accrue interest as described below. Key features of the Retirement Account Plan include:

•	Interest. Interest is credited daily on the cash balance in each participant’s account based on the U.S. Treasury bond rate for November of the prior year.
•	Form of Payment. Payment from the Retirement Account Plan may be made as an annuity payable over the lifetime of the participant, in a lump sum, or pursuant to other arrangements.
•	Other. The Retirement Account Plan does not provide for an offset for Social Security benefits.

Nonqualified Deferred Compensation for 2019

The following table summarizes information regarding participation by the NEOs in LP’s Deferred Compensation Plan.

	Executive	Registrant	Aggregate	Aggregate	Aggregate Balance
	Contributions in	Contributions in	Earnings	Withdrawals/	at December 31,
	2019(1)	2019	in 2019	Distributions	2019
Name	($)	($)	($)	($)	($)
W. Bradley Southern	—	—	10,420	__	129,219
Allan J.M. Haughie	—	—	—	__	—
Michael E. Kinney	120,524	2,755	126,907	__	383,895
Jason P. Ringblom	—	—	3,436	__	22,152
Neil Sherman	45,719	990	46,838	__	143,032
Michael J. Sims	—	—	10,487	__	74,534

(1)	Amounts shown in this column are also included in salary in the Summary Compensation Table above.

LOUISIANA-PACIFIC CORPORATION  • 2020 PROXY STATEMENT    47

Back to Contents

All employees who are in LP’s top two levels of management and participate in its Retirement Account Plan or the profit sharing component of the 401(k) and Profit Sharing Plan are automatically participants in the Deferred Compensation Plan. Key features of the Deferred Compensation Plan include:

•	Deferrals. The Deferred Compensation Plan permits deferrals of up to 90% of a participant’s base salary and annual bonuses.
•	Matching Contributions by LP. The 401(k) and Profit Sharing Plan and Deferred Compensation Plan matching contributions for each NEO are 5% of such NEO’s eligible compensation.
•	Supplemental Credit. LP credits each participating employee’s Deferred Compensation Plan account with the amount that would have been contributed under the profit sharing component of the 401(k) and Profit Sharing Plan, if limits imposed under the Internal Revenue Code did not apply. The Retirement Account Plan supplemental credit ceased after 2009.
•	Make-up Credit. LP credits each participating employee’s Deferred Compensation Plan account with the amount that would have been contributed under the profit sharing component of LP’s 401(k) and Profit Sharing Plan, had the participant not deferred compensation. The Retirement Account Plan make-up credit was discontinued effective January 1, 2010 as a component of LP’s discontinuation of the Retirement Account Plan.
•	Vesting. Participants are immediately vested in credits for their contributions and related earnings. Participants are vested in their rights to LP’s matching contributions and related earnings after two years of service to LP and are vested in their rights to supplemental and make-up credits and related earnings in accordance with the vesting schedule of the profit sharing component of the 401(k) and Profit Sharing Plan. Participants will also become vested in LP’s matching contributions, supplemental credits, and make-up credits upon reaching age 65 or immediately upon death, disability, or a termination within 24 months following a change of control of LP.
•	Form of Payment. If a participant’s employment with LP is terminated for any reason, the participant is entitled to receive his or her vested Deferred Compensation Plan account balances, either in a lump sum or in the form of an annuity over a period of up to 15 years as designated by the participant, in accordance with the terms and conditions set forth in the Deferred Compensation Plan. Participants may also receive distributions prior to termination, in the event of emergencies or as otherwise specified in the Deferred Compensation Plan.
•	Earnings on Account Balances. Amounts credited to participants’ Deferred Compensation Plan accounts are adjusted to reflect amounts of income, gain or loss, as if the amounts held in such accounts had been invested in investment funds designated under the Deferred Compensation Plan and selected by the participants. The following table shows investment choices made by participants for the purpose of valuing their contribution credits in the Deferred Compensation Plan as of December 31, 2019 and annualized returns for each investment choice for 2019:

Fund	Performance
Boston Partners LG CP Val EQ	23.5%
DFA US Small Cap Inst	21.8%
MetWest Total Return Bond I	9.1%
MFS International Growth	27.6%
T. Rowe Price Growth Stock Fund	30.8%
T. Rowe Price Mid-Cap Growth Fund	31.5%
T. Rowe Price Mid-Cap Value Fund	19.6%
T. Rowe Price Stable Value Fund	2.3%
Vanguard Inf Protected Sec	8.2%
Vanguard Institutional Index	31.5%
Vanguard Total International Stock Index	21.6%
Vanguard Ttl Bnd Mkt Ind ADM	8.7%
TRP Retirement 2040	25.0%
TRP Retirement 2045	25.7%

LOUISIANA-PACIFIC CORPORATION  • 2020 PROXY STATEMENT    48

Back to Contents

—	POTENTIAL PAYMENTS UPON TERMINATION OF EMPLOYMENT OR CHANGE OF CONTROL OF LP

Potential Payments Upon Termination of Employment

This section describes, and sets forth quantitative disclosure with respect to, payments and benefits to which our NEOs (other than Mr. Kinney) would have been entitled if their employment had terminated on December 31, 2019, under various circumstances, and for Mr. Kinney (who departed the Company effective September 30, 2019), actual payments and benefits to which he was entitled under his separation agreement.

Severance Agreements and CIC Agreements

Each NEO, other than Mr. Kinney, is party to a severance agreement (each, a “Severance Agreement”) and a change of control employment agreement (each, a “CIC Agreement”) with LP. Upon a termination event, and as a condition to receiving the severance or change of control compensation under the Severance Agreements and CIC Agreements, as applicable, the NEO is required to timely sign and not revoke a customary release of claims in favor of LP. The Severance Agreements also impose on the NEOs customary confidentiality, intellectual property and mutual non-disparagement restrictive covenants, as well as non-competition and non-solicitation obligations that extend for 24 months (for the CEO) or 18 months (for the other NEOs) after termination (the “Restrictive Covenants”).

As described below, if an NEO experiences a termination of employment that entitles the NEO to compensation or benefits under a CIC Agreement, then the NEO will not be entitled to any compensation or benefits under the NEO’s Severance Agreement, the term of the NEO’s Severance Agreement will immediately cease and the Restrictive Covenants will no longer apply.

The termination of benefits under the CIC Agreements also apply if an NEO’s employment is terminated prior to a change of control of LP and the NEO can reasonably show that such termination is connected to an impending change of control.

Severance Agreements

The following section describes, and sets forth quantitative disclosure with respect to, payments and benefits to which our NEOs (other than Mr. Kinney) would have been entitled to under the Severance Agreements in connection with various circumstances.

TERMINATION BY LP FOR CAUSE OR BY THE NEO WITHOUT GOOD REASON

Under the Severance Agreements, if the employment of an NEO is terminated by LP for Cause (as defined below) or by the NEO without Good Reason (as defined below) not following a change of control of LP, the NEO would be entitled to receive:

•	annual base salary and accrued vacation pay through the termination date; and
•	any other amounts or benefits required to be paid or provided or which the NEO is eligible to receive under any plan, program, policy or practice or contract or agreement of LP, including any vested account balance under LP’s Deferred Compensation Plan and Retirement Account Plan (other than Mr. Haughie, who is not a participant in the Retirement Account Plan).

The following table sets forth, for each NEO (other than Mr.  Kinney) quantitative disclosure regarding estimated payments and other benefits that would have been received by the NEO or the NEO’s estate if the NEO’s employment had terminated on December 31, 2019 as a result of a termination of employment by LP for Cause (as defined below) or by the NEO without Good Reason (as defined below) not following a change of control of LP.

	Payments Earned	Severance	Equity	Other
	but Unpaid(1)	Payments	Awards	Benefits(2)	Total
Name	($)	($)	($)	($)	($)
W. Bradley Southern	93,750	—	—	290,235	383,985
Alan J.M. Haughie	42,307	—	—	—	42,307
Jason P. Ringblom	39,424	—	—	59,944	99,368
Neil Sherman	39,424	—	—	264,204	303,628
Michael J. Sims	38,462	—	—	368,802	407,264

(1)	Assumes that there is no earned but unpaid 2019 base salary at December 31, 2019 and includes accrued but unpaid vacation. Vacation amount included was based on the maximum allowed of 200 hours for each NEO since they currently have balances greater than the maximum.
(2)	Includes vested account balance under LP’s Deferred Compensation Plan and Retirement Account Plan (other than Mr. Haughie, who is not a participant in the Retirement Account Plan).

LOUISIANA-PACIFIC CORPORATION  • 2020 PROXY STATEMENT    49

Back to Contents

Under the Severance Agreements:

•	“Cause” means:

—	the NEO’s commission of, or guilty plea or plea of no contest to, a felony or any crime that involves moral turpitude (regardless of whether there is injury to LP);
—	the NEO’s breach of any of the NEO’s restrictive covenant obligations;
—	the willful and continued failure of the NEO to substantially perform his or her duties (other than failure due to incapacity from a physical or mental illness) after delivery of a written demand for substantial performance; or
—	the willful breach of a material element of LP’s Code of Business Conduct or other applicable workplace policies or the willful engaging by the NEO in illegal conduct, gross negligence, bad faith or intentional misconduct, in each case which causes, or in the reasonable judgment of LP, is likely to cause, either reputational or economic harm to LP.

•	“Good Reason” means:

—	a material diminution in the NEO’s base salary (other than in connection with an across the-board reduction affecting all of LP’s officers);
—	a material diminution of the NEO’s authority, duties, or responsibilities;
—	a material breach by LP of a material agreement with the NEO; or
—	transfer of the NEO to a location more than 50 miles from the present location.

TERMINATION BY LP WITHOUT CAUSE OR BY THE NEO FOR GOOD REASON

If the employment of an NEO is terminated by LP without Cause (as defined under “Termination by LP for Cause or by the NEO Without Good Reason” above) or by the NEO for Good Reason (as defined under “Termination by LP for Cause or by the NEO Without Good Reason” above) not following a change of control of LP, such NEO would be entitled to:

•	annual base salary and any accrued vacation pay through the termination date;
•	a pro-rata amount of the target annual cash incentive award under the Annual Incentive Plan for the year in which the termination occurred;
•	any other amounts or benefits required to be paid or provided or which the NEO is eligible to receive under any plan, program, policy or practice or contract or agreement of LP, including any vested account balance under LP’s Deferred Compensation Plan and Retirement Account Plan (other than Mr. Haughie, who is not a participant in the Retirement Account Plan);
•	a lump sum cash amount equal to two (for the CEO) or one and a half (for the other NEOs) multiplied by the sum of (a) the NEO’s annual base salary plus (b) the NEO’s target annual cash incentive;
•	reimbursement for COBRA payments for up to 24 months (for the CEO) or 18 months (for the other NEOs) after the termination date;
•	reimbursement of fees for outplacement services (up to $10,000) for up to 24 months (for the CEO) or 18 months (for the other NEOs) after the termination date; and
•	immediate pro-rata vesting of unvested PSUs, RSUs, stock options and SSARs (based on the number of days employed during the vesting period), with any stock options or SSARs (other than “incentive stock options” for purposes of Section 422 of the Internal Revenue Code) remaining exercisable for up to three months following termination.

The following table sets forth, for each NEO (other than Mr.  Kinney) quantitative disclosure regarding estimated payments and other benefits that would have been received by the NEO or the NEO’s estate if the NEO’s employment had terminated on December 31, 2019 as a result of a termination of employment by LP without Cause (as defined under “Termination by LP for Cause or by the NEO Without Good Reason” above) or by the NEO for Good Reason (as defined under “Termination by LP for Cause or by the NEO Without Good Reason” above) not following a change of control of LP.

	Payments Earned	Severance	Equity	Other
	but Unpaid(1)	Payments(2)	Awards(3)	Benefits(4)	Total
Name	($)	($)	($)	($)	($)
W. Bradley Southern	1,166,250	4,143,205	9,963,952	300,235	15,573,642
Alan J.M. Haughie	454,807	1,479,904	1,005,350	10,000	2,950,061
Jason P. Ringblom	326,424	1,081,654	1,814,131	69,944	3,292,153
Neil Sherman	326,424	1,081,654	1,814,164	274,205	3,496,446
Michael J. Sims	278,462	996,154	1,386,831	378,903	3,040,350

(1)	Includes, as applicable, (a) a pro-rata amount of the annual cash incentive award under the Annual Incentive Plan and (b) any accrued but unpaid vacation; assumes that there is no earned but unpaid 2019 base salary at December 31, 2019.
(2)	The value of COBRA reimbursements was determined (i) assuming coverage through the applicable benefit continuation period, (ii) based on current COBRA coverage rates for 2020-2021, and (iii) based on LP’s current costs of providing coverage at the coverage levels in effect for the NEO immediately prior to December 31, 2019.
(3)	Determined based on (i) with respect to awards of restricted stock, RSUs, and PSUs subject to accelerated vesting, the closing sale price of the Common Stock in the NYSE on December 31, 2019, $26.97 per share, and (ii) with respect to the SSARs and options subject to accelerated vesting, the difference between the closing sale price of the Common Stock in the NYSE on December 31, 2019, $29.67 per share, and the applicable exercise price.
(4)	Includes outplacement services valued at $10,000 as well as vested account balance under LP’s Deferred Compensation Plan and Retirement Account Plan other than Mr. Haughie, who is not a participant in the Retirement Account Plan.

LOUISIANA-PACIFIC CORPORATION  • 2020 PROXY STATEMENT    50

Back to Contents

DEATH OR DISABILITY

If the employment of an NEO is terminated as a result of death or Disability (as defined below) not following a change of control of LP, the NEO or the NEO’s would be entitled to receive:

•	annual base salary and accrued vacation pay through the termination date, and
•	any other amounts or benefits required to be paid or provided or which the NEO is eligible to receive under any plan, program, policy or practice or contract or agreement of LP, including any vested account balance under LP’s Deferred Compensation Plan and Retirement Account Plan (other than Mr. Haughie, who is not a participant in the Retirement Account Plan).

LP also provides long-term disability and life insurance benefits to its NEOs. Additionally, the NEO will be entitled to receive the target annual cash incentive award under the Annual Incentive Plan and the NEO’s equity-based awards will become fully vested under the 2013 Omnibus Stock Award Plan and certain benefits under the Deferred Compensation Plan will be accelerated as described under “Nonqualified Deferred Compensation for 2019”.

The following table sets forth, for each NEO (other than Mr.  Kinney) quantitative disclosure regarding estimated payments and other benefits that would have been received by the NEO or the NEO’s estate if the NEO’s employment had terminated on December 31, 2019 as a result of a termination of employment by reason of death or Disability (not following a change of control of LP).

	Payments Earned	Severance	Equity	Other
	but Unpaid(1)	Payments	Awards(2)	Benefits(3)	Total
Name	($)	($)	($)	($)	($)
W. Bradley Southern	93,750	1,072,500	9,963,952	290,235	11,420,437
Alan J.M. Haughie	42,307	550,000	1,005,350	—	1,460,157
Jason P. Ringblom	39,424	410,000	1,814,131	59,944	2,200,499
Neil Sherman	39,424	410,000	1,814,164	264,204	2,404,792
Michael J. Sims	38,462	400,000	1,386,831	368,802	2,034,196

(1)	Includes any accrued but unpaid vacation; assumes that there is no earned but unpaid 2019 base salary at December 31, 2019.
(2)	Determined based on (i) with respect to awards of restricted stock, RSUs, and PSUs subject to accelerated vesting, the closing sale price of the Common Stock in the NYSE on December 31, 2019, $29.67 per share, and (ii) with respect to the SSARs and options subject to accelerated vesting, the difference between the closing sale price of the Common Stock in the NYSE on December 31, 2019, $29.67 per share, and the applicable exercise price.
(3)	Includes vested account balance under LP’s Deferred Compensation Plan and Retirement Account Plan (other than Mr. Haughie, who is not a participant in the Retirement Account Plan).

Under the Severance Agreements, “Disability” means the absence of the NEO from the NEO’s duties with LP on a full-time basis for 180 consecutive business days as a result of incapacity due to mental or physical illness, which is determined to be total and permanent by a physician selected by LP or its insurers and acceptable to the NEO or the NEO’s legal representative.

CIC Agreements

The following section describes, and sets forth quantitative disclosure with respect to, payments and benefits to which our NEOs (other than Mr. Kinney) would have been entitled to under the CIC Agreements in connection with various circumstances.

TERMINATION BY LP FOR CAUSE OR BY THE NEO WITHOUT GOOD REASON

If the employment of an NEO is terminated by LP for Cause (as defined below) or by the NEO without Good Reason (as defined below) within three years following a change of control of LP, the NEO would be entitled to receive:

•	annual base salary through the termination date;
•	and any other amounts or benefits required to be paid or provided or which the NEO is eligible to receive under any plan, program, policy or practice or contract or agreement of LP, including any vested account balance under LP’s Deferred Compensation Plan and Retirement Account Plan (other than Mr. Haughie, who is not a participant in the Retirement Account Plan).

The NEO’s equity-based awards will become fully vested under the 2013 Omnibus Stock Award Plan as a result of the change of control of LP. Additionally, the NEO will be entitled to acceleration of, or increases to, certain benefits under the terms of the Deferred Compensation Plan that are triggered if an NEO is terminated within two years following a change of control of LP as described under “Nonqualified Deferred Compensation for 2019.”

LOUISIANA-PACIFIC CORPORATION  • 2020 PROXY STATEMENT    51

Back to Contents

The following table sets forth, for each NEO (other than Mr.  Kinney) quantitative disclosure regarding estimated payments and other benefits that would have been received by the NEO or the NEO’s estate if the NEO’s employment had terminated on December 31, 2019 as a result of a termination of employment by LP for Cause (as defined below) or by the NEO without Good Reason (as defined below) within three years following a change of control of LP:

	Payments Earned	Severance	Equity	Other
	but Unpaid(1)	Payments	Awards	Benefits(3)	Total
Name	($)	($)	($)	($)	($)
W. Bradley Southern	—	—	9,963,952	290,235	10,254,187
Alan J.M. Haughie	—	—	1,005,350	—	1,005,350
Jason P. Ringblom	—	—	1,814,131	59,944	1,874,075
Neil Sherman	—	—	1,814,164	264,204	2,078,368
Michael J. Sims	—	—	1,386,831	368,802	1,755,734

(1)	Assumes that there is no earned but unpaid 2019 base salary at December 31, 2019.
(2)	Includes vested account balance under LP’s Deferred Compensation Plan and Retirement Account Plan (other than Mr. Haughie, who is not a participant in the Retirement Account Plan).

Under the CIC Agreements:

•	“Cause” means:

—	the willful and continued failure of the NEO to substantially perform his or her duties (other than failure due to incapacity from a physical or mental illness) after delivery of a written demand for substantial performance; or
—	the willful engaging by the NEO in illegal conduct or gross misconduct that is materially and demonstrably injurious to LP.

•	“Good Reason” means:

—	any change in the NEO’s position, authority, duties, or responsibilities;
—	any failure by LP to comply with the compensation provisions of the agreement;
—	transfer of the NEO to a location more than 50 miles from the present location or a substantial increase in the amount the NEO is required to travel;
—	any purported termination by LP of the NEO’s employment otherwise than as expressly permitted by the CIC Agreement; or
—	any failure by LP to require any successor to assume and agree to perform the CIC Agreement.

TERMINATION BY LP WITHOUT CAUSE OR BY THE NEO FOR GOOD REASON

If the employment of an NEO is terminated by LP without Cause (as defined under “Termination by LP for Cause or by the NEO Without Good Reason” above) or by the NEO for Good Reason (as defined under “Termination by LP for Cause or by the NEO Without Good Reason” above) within three years following a change of control of LP, each NEO would be entitled to:

•	a lump-sum payment comprised of the following amounts:
	—	annual base salary and accrued vacation pay through the termination date;
	—	a pro-rata amount of the target annual cash incentive award under the Annual Incentive Plan of the year in which the change of control occurred;
	—	an amount equal to three times the sum of the NEO’s (x) annual base salary, plus (y) target annual cash incentive award under the Annual Incentive Plan;
	—	other than for Mr. Haughie, who is not a participant in the Retirement Account Plan, the difference between the (x) retirement benefits that would have accrued under the Retirement Account Plan if the NEO’s employment continued for an additional three years and (y) the actual vested benefit, if any, under the Retirement Account Plan at the termination date; and
	—	interest on the amounts described above from the termination date through the payment date;
•	an amount equal to 36 months cash value of LP’s welfare benefit plans;
•	reimbursement of fees for outplacement services (up to 10% of the NEO’s annual base salary) for 12 months after the termination date; and
•	any other amounts or benefits required to be paid or provided or which the NEO is eligible to receive under any plan, program, policy or practice or contract or agreement of LP, including any vested account balance under LP’s Deferred Compensation Plan and Retirement Account Plan and any awards or benefits, if any, required to be paid under LP’s 2013 Omnibus Stock Award Plan.

The NEO’s equity-based awards will become fully vested under the 2013 Omnibus Stock Award Plan as a result of the change of control of LP. Additionally, the NEO will be entitled to acceleration of, or increases to, certain benefits under the terms of the Deferred Compensation Plan that are triggered if an NEO is terminated within two years following a change of control of LP as described under “Nonqualified Deferred Compensation for 2019.”

LOUISIANA-PACIFIC CORPORATION  • 2020 PROXY STATEMENT   52

Back to Contents

The following table sets forth, for each NEO (other than Mr.  Kinney) quantitative disclosure regarding estimated payments and other benefits that would have been received by the NEO or the NEO’s estate if the NEO’s employment had terminated on December 31, 2019 as a result of a termination of employment by LP without Cause or by the NEO for Good Reason within three years following a change of control of LP:

	Payments Earned	Severance	Equity	Other
	but Unpaid(1)	Payments(2)	Awards(3)	Benefits(4)	Total
Name	($)	($)	($)	($)	($)
W. Bradley Southern	1,166,250	6,241,665	9,963,952	387,735	17,759,602
Alan J.M. Haughie	454,807	2,970,707	1,005,350	55,000	4,485,864
Jason P. Ringblom	326,424	2,170,304	1,814,131	100,944	4,411,803
Neil Sherman	326,424	2,173,013	1,814,164	305,205	4,618,805
Michael J. Sims	278,462	2,001,074	1,386,831	408,903	4,075,270

(1)	Includes (a) a pro-rata amount of the target annual cash incentive award under the Annual Incentive Plan and (b) any accrued but unpaid vacation; assumes that there is no earned but unpaid 2019 base salary at December 31, 2019.
(2)	Includes the applicable cash payments and reimbursements described above, with:

a.	the value of the amount equal to 36 months cash value of LP’s welfare benefit plans being determined as the estimated cost of continuing health, disability and life insurance coverage and other welfare benefits to the NEO and his or her family at the same level as in place at December 31, 2019, for a three-year period; and
b.	the value of the lump sum payment determined assuming a payment date of December 31, 2019, resulting in an accrual of no interest.

(3)	Determined based on (i) with respect to awards of restricted stock, RSUs, and PSUs subject to accelerated vesting, the closing sale price of the Common Stock in the NYSE on December 31, 2019, $26.97 per share, and (ii) with respect to the SSARs and options subject to accelerated vesting, the difference between the closing sale price of the Common Stock in the NYSE on December 31, 2019, $29.67 per share, and the applicable exercise price.
(4)	Includes outplacement services valued at ten percent of each NEOs annual base salary as well as vested account balance under LP’s Deferred Compensation Plan and Retirement Account Plan (other than Mr. Haughie, who is not a participant in the Retirement Account Plan).

DEATH OR DISABILITY

If the employment of an NEO is terminated as a result of death or Disability (as defined below) within three years following a change of control of LP, the NEO or the NEO’s estate would be entitled to receive:

•	annual base salary and accrued vacation pay through the termination date;
•	a pro-rata amount of the target annual cash incentive award under the Annual Incentive Plan for the year in which the change of control occurred; and
•	any other amounts or benefits required to be paid or provided or which the NEO is eligible to receive under any plan, program, policy or practice or contract or agreement of LP, including any vested account balance under LP’s Deferred Compensation Plan and Retirement Account Plan (other than Mr. Haughie, who is not a participant in the Retirement Account Plan).

LP also provides long-term disability and life insurance benefits to its NEOs. Additionally, in the event of death or Disability (as defined below), all of the NEO’s equity-based awards will become fully vested under the 2013 Omnibus Stock Award Plan and certain benefits under the Deferred Compensation Plan will be accelerated as described under “Nonqualified Deferred Compensation for 2019.”

Under the CIC Agreements, “Disability” means the absence of the NEO from the NEO’s duties with LP on a full-time basis for 180 consecutive business days as a result of incapacity due to mental or physical illness, which is determined to be total and permanent by a physician selected by LP or its insurers and acceptable to the NEO or the NEO’s legal representative.

LOUISIANA-PACIFIC CORPORATION  • 2020 PROXY STATEMENT    53

Back to Contents

The following table sets forth, for each NEO (other than Mr.  Kinney) quantitative disclosure regarding estimated payments and other benefits that would have been received by the NEO or the NEO’s estate if the NEO’s employment had terminated on December 31, 2019 as a result of a termination of employment by reason of death or Disability within three years following a change of control of LP.

	Payments Earned	Severance	Equity	Other
	but Unpaid(1)	Payments	Awards(2)	Benefits(3)	Total
Name	($)	($)	($)	($)	($)
W. Bradley Southern	93,750	1,072,500	9,963,952	290,235	11,420,437
Alan J.M. Haughie	42,307	550,000	1,005,350	—	1,460,157
Jason P. Ringblom	39,424	410,000	1,814,131	59,944	2,200,499
Neil Sherman	39,424	410,000	1,814,164	264,205	2,404,792
Michael J. Sims	38,462	400,000	1,386,831	368,903	2,034,196

(1)	Includes, as applicable, (a) pro-rata amount of the target annual cash incentive award under the Annual Incentive Plan and (b) any accrued but unpaid vacation; assumes that there is no earned but unpaid 2019 base salary at December 31, 2019.
(2)	Determined based on (i) with respect to awards of restricted stock, RSUs, and PSUs subject to accelerated vesting, the closing sale price of the Common Stock in the NYSE on December 31, 2019, $26.97 per share, and (ii) with respect to the SSARs and options subject to accelerated vesting, the difference between the closing sale price of the Common Stock in the NYSE on December 31, 2019, $29.67 per share, and the applicable exercise price.
(3)	Includes vested account balance under LP’s Deferred Compensation Plan and Retirement Account Plan (other than Mr. Haughie, who is not a participant in the Retirement Account Plan).

Kinney Separation Agreement

Mr. Kinney, who served as Interim Chief Financial Officer of the Company for portions of 2018 and 2019, departed LP effective September 30, 2019. In connection with his departure, LP entered into a separation agreement with Mr. Kinney (the “Kinney Separation Agreement”). Pursuant to the terms of the Kinney Separation Agreement, Mr. Kinney has received or will receive, in addition to certain accrued compensation and benefits, the following:

(1)	cash severance payments equal to $602,914 in the aggregate;
(2)	eligibility to continue coverage under LP’s group health plans until up to age 65 (with LP paying 100% of the cost for the first year, 75% of the cost for the second and third years, and 50% of the cost thereafter);
(3)	payment for up to 18 months of outplacement services, not to exceed $10,000;
(4)	payment of a pro-rata portion of Mr. Kinney’s 2019 target annual cash incentive award based on actual performance for the full year, in the amount of $66,943; and
(5)	reimbursement for Mr. Kinney’s reasonable attorneys’ fees, not to exceed $5,000, in connection with his separation from LP and the negotiation of the Kinney Separation Agreement.

Pursuant to the terms of the Kinney Separation Agreement, Mr. Kinney is entitled to receive pro-rata vesting of outstanding equity compensation awards granted by LP to Mr. Kinney (with PSUs earned based on actual performance for the full performance period), the final numbers are yet to be determined as the last applicable performance period will end on December 31, 2021. The Kinney Separation Agreement also includes customary confidentiality and mutual non-disparagement provisions, as well as non-competition and non-solicitation provisions that extend for 18 months after termination and a customary release of claims by Mr. Kinney in favor of the Company.

Potential Payments Upon Change of Control of LP (Not Resulting in a Termination of Employment)

Under the CIC Agreements, for so long as the applicable NEO remains employed by LP (or its successor) following a change of control of LP, the NEO would be entitled to:

•	receive an annual base salary in an amount equal to at least 12 times the NEO’s highest monthly base salary paid during the 12 months immediately preceding the month of the change of control;
•	be paid an annual cash bonus in an amount at least equal to the NEO’s target bonus for the year in which the change of control occurs;
•	participate in all incentive, savings and retirement plans, welfare benefit programs and fringe benefits;
•	reimbursement for reasonable expenses per LP’s policies;
•	same/larger office size and support staff; and
•	paid vacation available to other peer executive officers on, generally, at least as favorable terms as those in place during the 120-day period immediately preceding the change of control.

LOUISIANA-PACIFIC CORPORATION  • 2020 PROXY STATEMENT    54

Back to Contents

In addition, all outstanding equity-based awards held by LP’s NEOs, including stock options, SSARs, restricted stock, PSUs and RSUs, will become immediately vested or exercisable in full upon a change of control of LP. The following table sets forth, for each NEO (other than Mr. Kinney), quantitative disclosure regarding the estimated equity-based awards that would have been received by the NEO, assuming a Change of Control occurred on December 31, 2019, without termination of employment:

Value of Equity
Awards(1)
Name	($)
W. Bradley Southern	9,963,952
Alan J.M. Haughie	1,005,350
Jason P. Ringblom	1,814,131
Neil Sherman	1,814,164
Michael J. Sims	1,386,831

(1)	Consists of the sum of (i) the market value on the date of termination of awards of restricted stock, RSUs and PSUs subject to accelerated vesting and (ii) the value of SSARs and options subject to accelerated vesting based on the difference between the closing sale price of the Common Stock in the NYSE on December 31, 2019, $29.67 per share, and the applicable exercise price.

— EQUITY COMPENSATION PLAN INFORMATION

The table below sets forth additional information as of December 31, 2019, regarding shares of Common Stock that may be issued under LP’s existing equity compensation plans and arrangements, all of which have been approved by LP’s stockholders. The information includes the number of shares covered by, and the weighted average exercise price of, outstanding options, and other rights and the number of shares remaining available for future grants, excluding the shares to be issued upon exercise of outstanding options, and other rights.

(c)
Number of
Securities
	(a)		Remaining
	Number of		Available for
	Securities to	(b)	Future Issuance
	be Issued Upon	Weighted-Average	Under Equity
	Exercise of	Exercise Price of	Compensation
	Outstanding	Outstanding	Plans (excluding
	Options, Warrants,	Options, Warrants,	securities reflected
Plan Category	and Rights	and Rights	in column(a))
Equity compensation plans approved by stockholders(1)	1,858,736	—	2,995,961
Equity compensation plans or arrangements not approved by stockholders	N/A	N/A	N/A
TOTAL	1,858,736	—	2,995,961

(1)	Equity compensation plans under which awards are currently outstanding and that were approved by LP’s stockholders include the 2013 Omnibus Stock Award Plan, 1997 Incentive Stock Award Plan, the 1992 Non-Employee Director Stock Option Plan, and the 2000 Non-Employee Director Restricted Stock Plan (the “Restricted Stock Plan”). The number of shares shown in column (a) as shares subject to outstanding awards include 1,218,215 shares subject to awards of restricted shares, PSUs, RSUs, stock options and SSARs outstanding on December 31, 2019. See “Outstanding Equity Awards at December 31, 2019” and “Directors’ Compensation” for additional information regarding the vesting of these awards.

LOUISIANA-PACIFIC CORPORATION  • 2020 PROXY STATEMENT    55

Back to Contents
CEO PAY RATIO

For the 2019 fiscal year, the ratio of the annual total compensation of W. Bradley Southern, LP’s CEO (“CEO Compensation”), to the median of the annual total compensation of all of LP’s employees and those of its consolidated subsidiaries other than its CEO (“Median Annual Compensation”) was 63 to 1. This ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K using the data and assumptions summarized below. In this summary, the employee who received such Median Annual Compensation is referred to as the “Median Employee.” For purposes of this disclosure, the date used to identify the Median Employee was October 1, 2017 (the “Determination Date”), as, in accordance with SEC requirements, the Compensation Committee has determined that there have been no changes to LP’s employee population or employee compensation arrangements in 2019 that would significantly affect LP’s pay ratio disclosure.

CEO Compensation for purposes of this disclosure represents the total compensation reported for Mr. Southern under “2019 Summary Compensation Table” for 2019.

For purposes of this disclosure, Median Annual Compensation was $88,196, and was calculated by totaling for LP’s Median Employee all applicable elements of compensation for 2019 in accordance with Item 402(c)(2)(x) of Regulation S-K plus personal benefits and compensation under benefit plans otherwise not reportable under this Item. The Compensation Committee did not make any cost-of-living adjustments in identifying the Median Employee.

As previously disclosed, to identify the Median Employee, the Compensation Committee first determined LP’s employee population as of the Determination Date. LP had 4,639 employees (other than the CEO), representing all full-time, part-time, seasonal and temporary employees of LP and its consolidated subsidiaries as of the Determination Date. This number does not include any independent contractors or “leased” workers, as permitted by the applicable SEC rules. Of LP’s 4,639 total employees, approximately 496 (or 11%) are employed in Chile and approximately 215 (less than 5%) are employed in Brazil. The Compensation Committee has chosen to exclude all 215 Brazilian employees in determining LP’s Median Employee, as permitted under the de minimis exemption to Item 402(u) of Regulation S-K. The Compensation Committee used LP’s number of total employees (4,639) in making its de minimis calculation.

The Compensation Committee then measured compensation for the period beginning on January 1, 2017, and ending on September 30, 2017, for 4,424 employees (after the permitted exclusions noted above). This compensation measurement was calculated by totaling, for each employee, salary as shown in LP’s payroll records for the first nine months of 2017. A portion of LP’s employee workforce (full-time and part-time) worked for less than the full fiscal year due to commencing employment after the beginning of the fiscal year. In determining the Median Employee, the Compensation Committee did not annualize the total compensation for such individuals.

LOUISIANA-PACIFIC CORPORATION  • 2020 PROXY STATEMENT    56

Back to Contents
DIRECTOR COMPENSATION

The Governance Committee reviews, on an annual basis, director compensation in relation to other comparable companies and in light of other factors that the Governance Committee deems appropriate and discusses director compensation with the Board. Pursuant to our director compensation policy, each of our non-employee directors (excluding Chairman of the Board, who receives a $225,000 annual cash retainer as further described below) receives an $80,000 annual cash retainer as well as annual committee chairman retainers as follows:

Committee	Annual Retainer ($)
Compensation Committee	15,000
EQC Committee	10,000
Audit Committee	15,000
Governance Committee	10,000

The Chairman of the Board receives an annual cash retainer in the amount of $225,000 and receives no other additional cash compensation for his service on the Board or attendance at any Board or committee meetings. This additional annual retainer for the Chairman of the Board recognizes the additional time commitment for this role compared to other non-employee directors, which currently includes: (i) managing meetings of the Board, leading the work to set the agenda for Board meetings, leading the Board’s annual chief executive officer performance review, and representing the Board at the annual shareholders meeting; (ii) meeting with LP’s shareholders; (iii) acting as an adviser to management on strategic aspects of the CEO role with regular consultations on major developments and decisions that are likely to be of interest to the Board; and (iv) when requested, interacting with external audiences.

In addition, non-employee directors receive an annual grant of RSUs with a grant date fair value of $120,000. The RSUs vest in full on the earliest to occur of one year following the grant date, upon the director’s death, disability or retirement (as defined), or a change of control of LP. If the director ceases to be a director before the restrictions lapse, the shares are forfeited. Equity awards to non-employee directors during 2019 were made pursuant to the Company’s 2013 Omnibus Stock Award Plan. Directors who are also LP employees (i.e.; Mr. Southern) receive no additional compensation for their Board service.

— DIRECTOR COMPENSATION FOR 2019

The following table summarizes compensation paid to non-employee directors for services during 2019.

	Fees Earned or Paid
	in Cash	Stock Awards	All Other	Total
Name	($)	($)(1)	Compensation	($)
E. Gary Cook(2)	317,500	120,000	15,000	452,500
Tracy A. Embree	82,500	120,000	—	202,500
Lizanne C. Gottung	92,500	120,000	—	212,500
F. Nicholas Grasberger	46,278	107,025	—	153,303
Ozey K. Horton, Jr.	82,500	120,000	—	202,500
Kurt M. Landgraf	97,500	120,000	—	217,500
Stephen E. Macadam	74,056	120,000	—	194,056
Dustan E. McCoy	97,500	120,000	—	217,500

(1)	The amounts shown reflect the fair value as of the date of grant (computed in accordance with FASB ASC Topic 718) with respect to awards of RSUs under the 2013 Omnibus Stock Award Plan. At December 31, 2019, each of LP’s outside directors held RSUs for 5,207 shares. The RSUs granted to directors (with the exception of Mr. Grasberger whose shares were prorated based on his start date as a member of the Board of Directors) vest on May 17, 2020.
(2)	The Board provides the Chairman a $15,000 per year allowance to pay for the maintenance of an office for LP work.

LOUISIANA-PACIFIC CORPORATION  • 2020 PROXY STATEMENT    57

Back to Contents
RELATED PERSON TRANSACTIONS

LP has adopted a policy requiring review by the Board of potential conflicts of interest, including transactions between LP and certain related persons. A summary of the policy is available on LP’s website at www.lpcorp.com by clicking on “Investor Relations,” then “Corporate Governance,” then “Code of Business Conduct & Ethics.”

Under the policy, a conflict of interest means any situation in which the personal interests of an employee, officer, director or 5% stockholder are potentially in conflict with the interests of LP. The policy applies to all transactions between LP and business entities affiliated with LP’s officers and directors.

The policy requires potential conflicts of interest involving a member of the Board or LP’s Chief Executive Officer to be reviewed by the full Board. The policy requires potential conflicts of interest involving an executive officer (other than the Chief Executive Officer) to be reviewed by the Board and the Chief Executive Officer. Upon review of the conflict of interest, the Board or Chief Executive Officer, as applicable, is required to determine whether the transaction or relationship may proceed. Both disclosure of the potential conflict by the interested party and the results of any review by the Board or Chief Executive Officer are required to be communicated in writing. Approval of any transaction or relationship may be conditioned on implementation of safeguards, controls, or limitations on the individual’s involvement in the transaction or relationship. Ongoing conflicts are reviewed under the policy annually.

In addition, the Audit Committee’s charter provides that it will, on an annual basis and at such other times as may be requested by the Board, review completed and proposed transactions between LP and any current or former director, executive officers or 5% stockholders of LP (including transactions involving family members or affiliates of directors or executive officers). No director can participate in the approval of an interested transaction for which he or she is a related party or otherwise has a direct or indirect interest. The purpose of the Audit Committee’s review is to help the Board determine if directors are independent, identify potential conflicts of interest, and identify related person transactions required to be disclosed in LP’s proxy materials under applicable SEC disclosure requirements.

In 2019, the Audit Committee and the full Board determined that there were no related person transactions or proposed related person transactions that affect the independence of any of LP’s outside directors or that require disclosure in this proxy statement under Item 404 of Regulation S-K promulgated under the Exchange Act.

LOUISIANA-PACIFIC CORPORATION  • 2020 PROXY STATEMENT    58

Back to Contents
STOCKHOLDER PROPOSALS

Any stockholder who intends to present a proposal at the Annual Meeting of Stockholders of LP in 2021, and who wishes to have the proposal included in LP’s proxy materials for that meeting, must deliver the proposal to the Corporate Secretary of LP no later than December 10, 2020. Any such proposal must meet the informational and other requirements set forth in the SEC’s rules and regulations in order to be eligible for inclusion in the proxy materials for that meeting.

LP’s Bylaws also provide that no business may be brought before an annual meeting of stockholders except as specified in the notice of the meeting or as otherwise brought before the meeting by or at the direction of the Board or by a stockholder of record who has delivered written notice thereof to the Chairman by the deadline specified in the bylaws. In the case of the 2021 Annual Meeting of Stockholders, this notice must be received by LP no earlier than January 24, 2021, and no later than February 23, 2021. Such notice must meet the informational and other requirements set forth in our Bylaws in order to be eligible to be brought before an annual meeting of stockholders. The meeting chairman may, if the facts warrant, determine that any such business was not properly brought before the meeting and so declare to the meeting, in which case such business shall not be transacted.

LOUISIANA-PACIFIC CORPORATION  • 2020 PROXY STATEMENT    59

Back to Contents
GENERAL

The cost of soliciting proxies will be borne by LP. In addition to the solicitation of proxies by the use of the mail and the Internet, some of the officers and regular employees of LP, without extra compensation, may solicit proxies personally or by other means such as telephone, telecopier, or e-mail.

LP will request brokers, dealers, banks, voting trustees, and their nominees who hold Common Stock of record to forward soliciting material to the beneficial owners of such stock and will reimburse such record holders for their reasonable expenses in forwarding material.

—	DELIVERY OF ANNUAL REPORT ON FORM 10-K AND PROXY STATEMENT TO STOCKHOLDERS SHARING AN ADDRESS

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy materials with respect to two or more stockholders sharing the same address by delivering a single set of proxy materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. We and some brokers “household” proxy materials, delivering a single Notice of Internet Availability of Proxy Materials or a single set of the Annual Report on Form 10-K and proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If at any time you no longer wish to participate in householding and would prefer to receive a separate Annual Report on Form 10-K and proxy statement, or if you are receiving multiple copies of the Annual Report on Form 10-K and proxy statement and wish to receive only one, please notify your broker if your shares are held in a brokerage account or us, or our transfer agent, if you hold registered shares. You can notify us by sending a written request to Secretary, LP’s Corporate Headquarters, 414 Union Street, Suite 2000, Nashville, Tennessee. In addition, we will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the Annual Report on Form 10-K and proxy statement to a stockholder at a shared address to which a single copy of the Annual Report on Form 10-K and proxy statement was delivered.

LOUISIANA-PACIFIC CORPORATION  • 2020 PROXY STATEMENT    60

Back to Contents

LOUISIANA-PACIFIC CORPORATION
ATTN: TERESA FROGGE
414 UNION STREET
SUITE 2000
NASHVILLE, TN 37219

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 05/21/2020. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 05/21/2020. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR all the nominees listed in the following proposal:

1. Election of Class II Directors

Nominees	For	Against	Abstain
1a. Kurt M. Landgraf	☐	☐	☐
1b. Stephen E. Macadam	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3.

	For	Against	Abstain
2. Ratification of the selection of Deloitte & Touche LLP as LP's independent auditor for 2020.	☐	☐	☐
3. Advisory vote to approve named executive officer compensation.	☐	☐	☐

NOTE: This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR all the nominees listed in proposal 1 and FOR proposals 2 and 3. If any other business properly comes before the meeting, this proxy will be voted by the proxies named herein in accordance with their best judgment.

For address change/comments, mark here. ☐
(see reverse for instructions)

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name appears hereon. If signing for an estate, trust or corporation, title or capacity should be stated. If shares are held jointly, each holder should sign.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

0000452292_1 R1.0.1.18

Back to Contents

Annual Meeting of Stockholders

LOUISIANA-PACIFIC CORPORATION

May 22, 2020

The Annual Meeting of Stockholders of Louisiana-Pacific Corporation will be held at 7:30 AM on May 22, 2020 at Louisiana-Pacific Headquarters, 414 Union Street, Suite 2000, Nashville, Tennessee. Your voted proxy card should be detached and returned as soon as possible in the enclosed postage-paid envelope.

Nicole Daniel

SVP, General Counsel and Secretary

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice & Proxy Statement and Form 10-K are available at www.proxyvote.com

---

LOUISIANA-PACIFIC CORPORATION
Proxy Solicited on Behalf of the Board of Directors
for Annual Meeting of Stockholders
to be held on May 22, 2020

The undersigned hereby constitutes and appoints Tracy A. Embree, Lizanne C. Gottung and Dustan E. McCoy, each of them, his or her true and lawful agents and proxies, each with full power of substitution, to represent and vote, as provided on the reverse side, the common stock of Louisiana-Pacific Corporation ("LP"), which the undersigned may be entitled to vote and, in their discretion, to vote upon such other buisness as may properly come before the Annual Meeting of LP Stockholders to be held May 22, 2020; or at any adjournment thereof.

You are encouraged to specify your choices by marking the appropriate boxes on the reverse side. You need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. By signing on the reverse, you acknowledge receipt of the 2020 Notice of Annual Meeting of Stockholders and accompanying Proxy Statement and revoke all proxies heretofore given by you to vote at said meeting or any adjournment thereof.

Address change/comments:

____

____

____

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

0000452292_2 R1.0.1.18